Exhibit 10(a)


                           CREDIT AGREEMENT

                    Dated as of February 16, 1999


                              By and Among


                            CBRL GROUP, INC.

                        THE BANKS LISTED HEREIN

                                  AND


                    SUNTRUST BANK, NASHVILLE, N.A.,
                  as Administrative Agent and as a Lender
                  (Wachovia Bank, N.A. as Syndication Agent)


              SUNTRUST EQUITABLE SECURITIES CORPORATION
                         AS ARRANGER

EXHIBITS

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Term Note
Exhibit C - Form of Swing Line Note
Exhibit D - Form of Assignment and Acceptance Agreement
Exhibit E - Form of Notice of Borrowing
Exhibit F - Form of Notice of Swing Line Loan
Exhibit G - Form of Closing Certificate
Exhibit H - Form of Opinion of Corporate Counsel
Exhibit I - Form of Compliance Certificate
Exhibit J - Form of Subsidiary Guaranty
Exhibit K - Form of Continuation/Conversion Notice

SCHEDULES
Schedule 5.1.
Schedule 5.5.
Schedule 5.8.(a)
Schedule 5.8.(b)
Schedule 5.8.(c)
Schedule 5.11.
Schedule 5.13.
Schedule 5.15.
Schedule 5.16.
Schedule 5.17.
Schedule 5.18.
Schedule 5.20.
Schedule 5.21.

                         CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made and entered into as of this 16th day of February, 1999 by and between CBRL GROUP, INC., a Tennessee corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A. ("SunTrust"), and such other banks and lending institutions are referred to collectively as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article 9. herein (the "Administrative Agent"). Wachovia Bank, N.A. shall serve as Syndication Agent.
RECITALS:

1. The Borrower desires that the Lenders extend the Borrower credit pursuant to the terms of this Credit Agreement.

2. The Lenders are willing to extend the Borrower credit pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1.  DEFINITIONS; CONSTRUCTION
Section 1.1  Definitions.
In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

"Acquisition" means the acquisition by any Consolidated Company of any of the following: (a) the controlling interest in any Person,
(b) a Consolidated Company, or (c) substantially all of the Property of any Person.

"Adjusted LIBO Rate" shall mean with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing
(A) LIBO for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

"Administrative Agent" shall mean SunTrust, and any successor
Administrative Agent appointed pursuant to Section 9.9. hereof.

"Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Revolving Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, (ii) the Swing Line Loan, which Advances shall be made or outstanding as Base Rate Advances, or (iii) the Term Loan, which Advance shall be made and outstanding as Eurodollar Advances.

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

"Agreement" shall mean this Credit Agreement, as hereafter amended, restated, supplemented or otherwise modified from time to time.

"Applicable Commitment Percentage" shall mean, for each Lender, a fraction, the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of the Commitments of all the Lenders, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth on the signature pages hereof under the caption "Applicable Commitment Percentage".

"Applicable Margin" shall mean the number of basis points per annum determined in accordance with the table set forth below based upon Borrower's Ratio of Total Funded Debt to Consolidated
EBITDA:

RATIO OF TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA

TIER ONE    TIER TWO      TIER THREE    TIER FOUR      TIER FIVE
less than   greater than  greater than  greater than   greater
or equal to 0.625 but     1.00 but less 1.50 but less  than
0.625       less than or  than or equal than or equal  1.75
            equal to 1.00 to 1.50       to 1.75

62.5 Basis  75.0 basis    100 basis     125 basis      150 basis
points per  points per    points per    points per     points per
 annum      annum         annum         annum          annum

provided, however, that:

(a) The Applicable Margin in effect as of the date of execution and delivery of this Agreement shall be the number of basis points under the heading "Tier Three" as described in the table above and shall remain in effect until such time as the Applicable Margin may be adjusted as hereinafter provided; and
(b) So long as no Default or Event of Default has occurred and is continuing under this Agreement, adjustments, if any, to the Applicable Margin based on changes in the ratio set forth above shall be made and become effective on the Effective Date set forth in Section 3.6. herein.

"Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit D.

"Available Revolving Credit Commitment" shall mean at any time that amount equal to (A) Total Commitments less (B) the sum of (i) all outstanding Revolving Loans, and (ii) all outstanding Swing Line
Loan.

"Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.) and any successor statute.

"Base Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan or Swing Line Loan, bearing interest based on the Base Rate.

"Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Administrative Agent publicly announces from time to time as its "base" or "prime" lending rate, as the case may be, for Dollar loans in the United States, as in effect from time to time, or (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Administrative Agent's "base" or "prime" lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's "base" or "prime" lending rate. The Base Rate is determined daily.

"Borrower" shall mean CBRL Group, Inc., a Tennessee corporation, its successors and permitted assigns.

"Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same
Interest Period or the continuation or conversion of an existing
Borrowing or Borrowings in whole or in part.

"Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Nashville, Tennessee and, if the applicable Business Day relates to Eurodollar Advances, excluding any day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London Interbank Market.

"Capital Lease" shall mean, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

"Closing Date" shall mean February 5, 1999, or such later date on which the initial Loans are made and the conditions set forth in
Section 4.1. and 4.2. are satisfied or waived.

"Commitment" shall mean, for any Lender at any time the sum of its Revolving Credit Commitment and its Term Loan Commitment, or in the case of the Swing Line Lender, the Swing Line Commitment, as the context may indicate. For each Lender (and any Lender as an assignee), the Revolving Credit Commitment and the Term Loan
Commitment shall remain the same percentage.

"Commitment Fee" shall have the meaning ascribed to it in
Section 3.5(a).

"Commitment Fee Percentage" shall mean the number of basis points per annum determined in accordance with the table set forth below based upon Borrower's Ratio of Total Funded Debt to Consolidated
EBITDA:

RATIO OF TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA


TIER ONE    TIER TWO      TIER THREE    TIER FOUR      TIER FIVE
less than   greater than  greater than  greater than   greater
or equal to 0.625 but     1.00 but less 1.50 but less  than
0.625       less than or  than or equal than or equal  1.75
            equal to 1.00 to 1.50       to 1.75

12.5 Basis  15 basis      20 basis      25 basis       37.5 basis
points per  points per    points per    points per     points per
 annum      annum         annum         annum          annum



provided, however, that:

(a) The Commitment Fee Percentage in effect as of the date of execution and delivery of this Agreement shall be the number of basis points under the heading "Tier Three" as described in the table above and shall remain in effect until such time as the Commitment Fee Percentage may be adjusted as hereinafter provided; and

(b) So long as no Default or Event of Default has occurred and is continuing under this Agreement, adjustments, if any, to the Commitment Fee Percentage based on changes in the ratio set forth above shall be made and become effective on the Effective Date set forth in Section 3.6. herein.

"Consolidated Companies" shall mean, collectively, the Borrower, its Subsidiaries, and any Person the financial statements of which are consolidated with the Borrower or any Subsidiary. In the determination of all ratios, financial covenants, and other matters herein concerning accounting or financial terms, Logan's Roadhouse, Inc. shall be treated as a Consolidated Company on a pro forma basis, by including its prior four fiscal quarters, and the Acquisition of any other Consolidated Company shall also be determined on the same basis.

"Consolidated EBITDA" shall mean, as measured on a consolidated basis over a rolling four fiscal quarter period, the sum of
(i) Consolidated Net Income (Loss), plus (ii) consolidated income taxes, plus (iii) Consolidated Interest Expense plus
(iv) consolidated depreciation and amortization expense.

"Consolidated EBIT" shall mean, as measured on a consolidated basis over a rolling four fiscal quarter period, the sum of
(i) Consolidated Net Income (Loss), plus (ii) consolidated income taxes, plus (iii) Consolidated Interest Expense.

"Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to Capital Leases in accordance with GAAP and any program costs incurred by Borrower in connection with sales of accounts receivable pursuant to a securitization program) of the Consolidated Companies on a consolidated basis.

"Consolidated Net Income (Loss)" shall mean for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided that there shall be excluded therefrom (i) any items of gain or loss which were included in determining such consolidated net income and were not incurred in the ordinary course of business; and (ii) the income (or loss) of any Person accrued prior to the date such Person becomes a Consolidated Company or is merged into or consolidated with a Consolidated Company, or such Person's assets are acquired by a Consolidated Company.

"Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the Property owned by it is bound.

"Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Subsidiary Guaranties, and all other instruments, documents, certificates, agreements and writings executed in connection herewith.

"Default" shall mean any event or condition the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

"Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

"Eligible Assignee" shall mean (i) a commercial bank or financial institution organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any commercial bank and (ii) any Lender or any Affiliate of any Lender.

"Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom. Such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section
 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control.

"ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

"ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended and in effect from time to time.

"Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan, or as a Term Loan bearing interest based on the Adjusted LIBO Rate.

"Event of Default" shall have the meaning provided in Article 8.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

"Excluded Subsidiary" or "Excluded Subsidiaries" shall mean collectively Cracker Barrel Old Country Store TV, Inc., CBOCS
Aviation, Inc. and any future Subsidiary which is not required to execute a Subsidiary Guarantee under Section 6.10.

"Executive Officer" shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

"Facility" or "Facilities" shall mean the Revolving Credit
Commitments, the Swing Line Commitment, the Letter of Credit
Commitments, or the Term Loan Commitments, as the context may indicate.

"Facing Fee" means a per annum fee equal to the product of .0125, multiplied by the face amount of any Letter of Credit.

"Federal Funds Rate" shall mean with respect to any Base Rate Advance, a fluctuating interest rate per annum equal for each day during which such Advance is outstanding to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as set forth for each day on Page 4833 of the Telerate at 9:00 a.m. (Nashville, Tennessee time) or if such reporting service is unavailable, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

"Fee Letter" means that certain letter agreement dated December 11, 1998 between the Borrower and the Administrative Agent relating to certain fees from time to time payable by the Borrower to the Administrative Agent, together with all amendments and supplements thereto.

"Financial Officer" means with respect to the Borrower, any of the Chief Financial Officer, Vice President of Finance, Treasurer and
Assistant Treasurer.

"Financial Report" means at a specified date, the most recent financial statements of the Consolidated Companies delivered pursuant to Section 6.7. of this Agreement.

"Fiscal Year" means the twelve (12) month accounting period ending on or about July 31 of each year and presently used by Borrower as its fiscal year for accounting purposes.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and
Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

"Income Taxes" shall have the meaning given such term by GAAP.

"Indebtedness" of any Person shall mean, without duplication, (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of Property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments, (ii) all Capital Lease Obligations; (iii) all Guaranties of such Person (including the stated amount of undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, Interest Rate Contracts or similar agreements or combinations thereof. Notwithstanding the foregoing, in determining the Indebtedness of any Person, (x) there shall be included all obligations of such Person of the character referred to in clauses (i) through (v) above deemed to be extinguished under GAAP but for which such Person remains legally liable and (y) any deferred obligations of such Person to make payments on any agreement not to compete which was entered into by such Person in connection with the acquisition of any business shall be reduced by the effective federal and state corporate tax rate applicable to such Person in order to recognize the deductibility of such payments and the resulting reduction of the cash actually expended by the Person to satisfy such obligation.

"Indebtedness for Borrowed Money" shall mean, with respect to any Person and without duplication:

(a) Indebtedness for money borrowed, including all revolving and term Indebtedness and all other lines of credit; and

(b) Indebtedness which:

(i) is represented by a note payable or drafts accepted, that represent extensions of credit;

(ii) constitutes obligations evidenced by bonds, debentures, notes or similar instruments;

(iii) constitutes Purchase Money Indebtedness, conditional sales contracts, asset securitization vehicles, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property;

(c) Indebtedness that constitutes a Capital Lease Obligation;
(d) all indemnity agreements and reimbursement obligations under any acceptances or any letters of credit issued in support of Indebtedness of the character described in clauses (a) through (c) above; and

(e) all Indebtedness of others of the character described in clauses (a) through (d) above, but only to the extent that such Indebtedness is subject to a Guaranty of such Person.

"Interest Coverage Ratio" shall mean, at any date of calculation, the ratio of Consolidated EBIT to Consolidated Interest Expense.

"Interest Period" shall mean as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to Section
3.4.(a) hereof.

"Interest Rate Contract" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified.

"Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, including, without limitation, the Swing Line Lender, each assignee thereof, if any, pursuant to Section 10.6.(c), together with their corporate successors.

"Lending Office" shall mean for each Lender, the office such Lender may designate in writing from time to time to Borrower and the Administrative Agent with respect to each Type of Loan.

"Letter of Credit Commitment" shall mean relative to any Lender, such Lender's commitment under a Letter of Credit pursuant to
Section 2.13.

"Letter of Credit Fee" means an amount equal to the product of:
(a) the applicable Letter of Credit Fee Percentage per annum in effect on the first day of each period of calculation multiplied by
(b) the face amount of the Letter of Credit, but in any event no less than Five Hundred Dollars ($500).

"Letters of Credit" has the same meaning as set forth in
Section 2.13.

"Letter of Credit Application Agreement" means that certain
Application and Agreement for Issuance of a Letter of Credit in the form of Schedule 2.13 hereto or any other similar form required by the Administrative Agent appropriately completed by the Borrower pursuant to Section 2.13.

"Letter of Credit Fee Percentage" shall mean the number of basis points per annum determined in accordance with the table set forth below based upon Borrower's Ratio of Total Funded Debt to Consolidated EBITDA:

RATIO OF TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA

TIER ONE    TIER TWO      TIER THREE    TIER FOUR      TIER FIVE
less than   greater than  greater than  greater than   greater
or equal to 0.625 but     1.00 but less 1.50 but less  than
0.625       less than or  than or equal than or equal  1.75
            equal to 1.00 to 1.50       to 1.75

62.5 Basis  75.0 basis    100 basis     125 basis      150 basis
points per  points per    points per    points per     points per
 annum      annum         annum         annum          annum


(a) The Letter of Credit Fee Percentage in effect as of the date of execution and delivery of this Agreement shall be the number of basis points under the heading "Tier Three" as described in the table above and shall remain in effect until such time as the Letter of Credit Fee Percentage may be adjusted as hereinafter provided; and

(b) So long as no Default or Event of Default has occurred and is continuing under this Agreement, adjustments, if any, to the Letter of Credit Fee Percentage based on changes in the ratios set forth above shall be made and become effective on the Effective Date set forth in Section 3.6. herein.

"Leverage Ratio" shall mean the ratio of Total Funded Debt to Total Capitalization.

"LIBO" shall mean, for any Interest Period, with respect to Eurodollar Advances, the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period appearing on the Telerate Screen Page 3750 as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days prior to the first day of the Interest Period. If the foregoing is unavailable for any reason, then such rate shall be determined by and based on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to Borrower and the other Lenders in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple. "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capital Lease or analogous instrument, in, of or on any Property.

"Loans" shall mean, collectively, the Revolving Loans, the Swing
Line Loan, the Letters of Credit, and the Term Loans.

"Margin Regulations" shall mean Regulation G, Regulation T,
Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

"Materially Adverse Effect" shall mean any material adverse change in (i) the business, operations, financial condition or assets of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Consolidated Companies (taken as a whole) to perform their respective obligations, if any, under the Credit Documents.

"Maturity Date" shall mean the earlier of (i) December 31, 2003 with respect to the Revolving Loans and the Swing Line Loan and December 1, 2001 with respect to the Term Loans, or (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 8.; provided, however, that the date listed in subsection (i) above for the Revolving Loans may be extended as provided in Section 2.12.

"Moody's" shall mean Moody's Investors Services, Inc. and each of its successors.

"Multiemployer Plan" shall have the meaning set forth in Section
4001(a)(3) of ERISA.

"Notes" shall mean, collectively, the Revolving Credit Notes, the Swing Line Note, and the Term Loan Notes.

"Notice of Borrowing" shall have the meaning provided in Section
3.1.(a).

"Notice of Conversion/Continuation" shall have the meaning provided in Section 3.1.(b).

"Obligations" shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Consolidated Companies, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

"Operating Lease" shall mean, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a operating lease on a balance sheet of such Person.

"Operating Lease Obligation" shall mean, with respect to any Operating Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Operating Lease.

"Payment Office" shall mean with respect to payments of principal, interest, fees or other amounts relating to the Loans and all other Obligations, the office specified as the "Payment Office" for the Administrative Agent, and in the case of the Swing Line Loan, the Swing Line Lender, on the signature page of the Administrative Agent and the Swing Line Lender, or to such other place as the Administrative Agent or Swing Line Lender directs by written notice delivered to Borrower.

"PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust, limited liability company, limited liability partnership, or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

"Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

"Prior Revolving Credit Debt" means the revolving credit facility provided to Cracker Barrel Old Country Store, Inc., dated February 18, 1997 by and among Cracker Barrel Old County Store, Inc., SunTrust as agent thereunder and the Lenders as so defined and described therein.

"Prior Term Debt" means a term loan facility provided to Cracker Barrel Old Country Store, Inc. pursuant to that certain Credit Facility dated February 18, 1997 by and among Cracker Barrel Old Country Store, Inc., SunTrust as agent thereunder and the Lenders as so defined and described therein.

"Property" or "Properties" means any interest in any kind of property or asset, whether real or personal, or mixed, or tangible or intangible.

"Purchase Money Indebtedness" shall mean Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of any Property (excluding trade payables incurred in the ordinary course of business) and any refinancing thereof, in each case entered into in compliance with this Agreement.

"Rating Agency" shall mean either Moody's or Standard & Poor's.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

"Required Lenders" shall mean at any time, the Lenders holding at least 66 2/3% of the amount of the Total Commitments, whether or not advanced or, following the termination of all of the Commitments, the Lenders holding at least 66 2/3% of the aggregate outstanding Advances at such time.

"Requirement of Law" for any Person shall mean any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

"Revolving Credit Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.3., any assignment thereof pursuant to Section 10.6., or any amendment thereof pursuant to
Section 10.2. The Revolving Credit Commitments shall be automatically increased by the Term Loan Commitments on the Maturity Date of the Term Loan in accordance with Section 2.3.

"Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or supplemented.

"Revolving Loans" shall mean, collectively, the revolving loans made to the Borrower by the Lenders pursuant to Section 2.1.

"Shareholder's Equity" shall mean, with respect to any Person as at any date of determination, shareholder's equity determined on a consolidated basis in conformity with GAAP.

"Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

"Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures, limited liability companies, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of Voting Stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

"Subsidiary Guarantee" shall mean a Subsidiary Guarantee substantially in the form of Exhibit J executed and delivered by each Subsidiary in accordance with Section 6.10, in favor of the Administrative Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto.

"Subsidiary Guaranties" shall mean more than one Subsidiary
Guarantee.

"Subsidiary Guarantor" shall mean a Subsidiary which will execute a Subsidiary Guarantee pursuant to Section 6.10.

"SunTrust" means SunTrust Bank, Nashville, N.A., its successors and assigns.

"Swing Line Commitment" shall mean, at any time for the Swing Line Lender, an amount equal to the Swing Line Commitment set forth on the signature page of the Swing Line Lender, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 10.6., or any amendment thereof pursuant to Section 10.2. The Swing Line Commitment shall be part of, subsumed within, and not in addition to the Revolving Credit Commitment of the Swing Line Lender.

"Swing Line Facility" shall mean, at any time, the Swing Line
Commitment, which amount shall not exceed $10,000,000.

"Swing Line Lender" shall mean SunTrust and any successor or assignee thereof

"Swing Line Loan" shall mean the loan made by the Swing Line
Lender to the Borrower pursuant to the Swing Line Facility.

"Swing Line Note" shall mean a promissory note of the Borrower payable to the order of the Swing Line Lender, in substantially the form of Exhibit C hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to such Swing Line Lender with respect to the Swing Line Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

"Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

"Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

"Telerate Screen Page 3750" means the "British Bankers Association Interest Rates" shown on page 3750 of the Telerate System
Incorporated Service.

"Term Loans" shall mean collectively, the term loans made to the Borrower by the Lenders pursuant to Section 2.4.

"Term Loan Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be decreased pursuant to Section 2.3., any assignment thereof pursuant to Section 10.6, or any amendments thereof pursuant to Section 10.2.

"Term Loan Notes" shall mean collectively, the promissory notes evidencing the Term Loans in the form attached as Exhibit B, either as originally executed or as hereafter amended, modified or supplemented.

"Total Capitalization" shall mean for the Consolidated Companies on a consolidated basis, the sum of their: (i) Shareholder's
Equity, plus (ii) Total Funded Debt.

"Total Commitments" shall mean the sum of the Revolving Credit
Commitments and Term Loan Commitments of all Lenders.

"Total Funded Debt" shall mean, with respect to the Consolidated Companies without duplication on a consolidated basis, (i) Indebtedness for Borrowed Money, (ii) Capital Lease Obligations,
(iii) the present value of all minimum lease commitments to make payments with respect to Operating Leases determined in accordance with standard S & P methodology, and (iv) all obligations under any direct or indirect Guaranty of any Consolidated Company. Additionally, the calculation of Funded Debt shall include the redemption amount with respect to any redeemable preferred stock of any Consolidated Company required to be redeemed within the next twelve (12) months.

"Total Funded Debt to Consolidated EBITDA" shall mean that ratio determined in accordance with Section 7.1.(ii) herein.

"Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

"Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

Section 1.2.  Accounting Terms and Determination.
Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained, in accordance with GAAP. In the event of a change in GAAP that is applicable to the Consolidated Companies, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Borrower and the Required Lenders will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

Section 1.3.  Other Definitional Terms.
The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

Section 1.4.  Exhibits and Schedules.
Exhibits and Schedules attached hereto are by reference made a part hereof.

ARTICLE 2.  REVOLVING LOANS; LETTERS OF CREDIT; SWING LINE LOAN;
AND TERM LOANS

Section 2.1.  Commitment; Use of Proceeds.
(a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans; provided that, immediately after each such Revolving Loan is made, (i) the aggregate principal amount of all Advances comprising Revolving Loans made by such Lender shall not exceed such Lender's Revolving Credit Commitment, and (ii) the aggregate principal amount of all outstanding Revolving Loans, plus the face amount of all Letters of Credit, plus the Term Loans, plus the aggregate principal amount of the outstanding Swing Line Loan shall not exceed the Total Commitments. Absent a Default or Event of Default, Borrower shall be entitled to repay and reborrow Revolving Loans and the Swing Line Loan in accordance with the provisions hereof.

(b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans comprised of Eurodollar Advances shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, and the aggregate principal amount of each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000.

(c) The proceeds of Revolving Loans shall be used solely for acquisitions (including the acquisition of shares of Logan's Roadhouse, Inc.), capital expenditures, working capital, stock redemptions, to pay and retire the outstanding principal amount of the Prior Revolving Credit Loan and for other general corporate purposes.

Section 2.2.  Revolving Credit Notes; Repayment of Principal.
(a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

(b) All Borrowings outstanding under the Revolving Credit
Commitments shall be due and payable in full on the Maturity Date.

Section 2.3. Voluntary Reduction of Revolving Credit Commitments, Term Loan Commitments and Swing Line Commitment; Mandatory Prepayment; Increase in Revolving Credit Commitments.
(a) Upon at least three (3) Business Days prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Revolving Credit Commitments and/or Term Loan Commitments, in part or in whole, provided that any partial termination of the Revolving Credit Commitments and/or the Term Loan Commitments pursuant to this Section 2.3. shall be in an amount of at least $5,000,000 and in integral multiples of $1,000,000.
(b) Any reduction of Revolving Credit Commitments and/or Term Loan Commitments pursuant to subsection (a) or (c) of this Section 2.3. shall apply to each Lender proportionately, and shall automatically and permanently reduce the Revolving Credit Commitments and/or Term Loan Commitments of each of the Lenders based upon each Lender's Applicable Commitment Percentage. Any amounts so reduced may not be reinstated.

(c) Fifty percent (50%) of net proceeds received by Borrower from its public debt offerings (pursuant to the Federal Securities Act of 1933 registration on Form S-3 and underwritten by Merrill Lynch & Co., or other investment brokers, in the total amount of $250,000,000) shall reduce the Revolving Credit Commitment.

(d) Upon the payment of the entire indebtedness of the Term Loans on its Maturity Date, the Revolving Credit Commitments of each Lender shall be increased by that Lender's Term Loan Commitment immediately prior to such payment on the Maturity Date.

(e) If at any time the aggregate outstanding Swing Line Loan, the Term Loans, and Revolving Loans (which include the face amount of any Letters of Credit) exceed the Total Commitments, the Borrower shall immediately cause an amount equal to such excess to be applied as follows in the order of priority indicated:

First, to the prepayment of Swing Line Loan (excluding any Letters of Credit);

Second, to the prepayment of outstanding Revolving Loans; and

Third, to the prepayment of the outstanding Term Loans;

with such prepayment to be applied to such Loans as designated by the Borrower and, in the event the Borrower fails to designate a Loan, to such Loans with the earliest maturity dates, based upon the remaining terms of their respective Interest Periods, and with respect to Loans with the same Interest Period, pro rata to the Lenders extending such Loans.

Any prepayment of the Swing Line Loan, Revolving Loans and Term
Loans pursuant to this Section 2.3., shall be made, insofar as is possible, in such a way as to avoid any funding losses pursuant to
Section 3.13.

Section 2.4.  Term Loan.
(a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower on the Closing
Date, Term Loans, not to exceed such Lender's Term Loan
Commitment.

(b) The Term Loans shall be made as one initial Borrowing as a Eurodollar Advance with an Interest Period ending prior to March 1, 1999, however such initial Eurodollar Advance shall be treated as having a three month Interest Period for purposes of establishing the interest rate thereon. Thereafter the Term Loans shall be continued as one Borrowing that shall consist entirely of a Eurodollar Advance. Such Eurodollar Advance shall be automatically continued for successive Interest Periods of three
(3) months until the Maturity Date.

(c) The proceeds of Term Loans shall be used solely to pay the outstanding principal amount of the Prior Term Debt.

Section 2.5.  Term Notes; Repayment of Principal.

(a) The Borrower's obligation to pay the principal of, and interest on, the Term Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Term Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

(b) The outstanding principal amount and all accrued interest on the Term Loans shall be due and payable on the Maturity Date.

Section 2.6.  Limitation on the Amount of Loans.
The aggregate outstanding principal amount of all Revolving Loans, the Swing Line Loan, the face amount of all outstanding Letters of Credit and the Term Loans at any time shall not exceed the Total
Commitments at such time.

Section 2.7.  Pro Rata Payments.
Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the Term Loans and fees (other than the fees payable under the Fee Letter, which shall be retained by the Administrative Agent) described in this Agreement shall be made to the Administrative Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made in immediately available funds, free and clear of any defenses, setoffs, counter-claims, or withholdings or deductions for taxes, and (c) the Administrative Agent will promptly distribute payments received by it to the Lenders. If, for any reason, the Administrative Agent makes any distribution to any Lender prior to receiving the corresponding payment from the Borrower, and the Borrower's payment is not received by the Administrative Agent within three
(3) Business Days after payment by the Administrative Agent to the Lender, the Lender shall, upon written request from the Administrative Agent, return the payment to the Administrative Agent with interest at the interest rate per annum for overnight borrowing by the Administrative Agent from the Federal Reserve Bank for the period commencing on the date the Lender received such payment and ending on, but excluding, the date of its repayment to the Administrative Agent. If the Administrative Agent advises any Lender of any miscalculation of the amount of such Lender's share that has resulted in an excess payment to such Lender, promptly upon request by the Administrative Agent such Lender shall return the excess amount to the Administrative Agent with interest calculated as set forth above. Similarly, if a Lender advises the Administrative Agent of any miscalculation that has resulted in an insufficient payment to such Lender, promptly upon written request by such Lender the Administrative Agent shall pay the additional amount to such Lender with interest calculated as set forth above. In the event the Administrative Agent is required to return any amount of principal, interest or fees or other sums received by the Administrative Agent after the Administrative Agent has paid over to any Lender its share of such amount, such Lender shall, promptly upon demand by the Administrative Agent, return to the Administrative Agent such share, together with applicable interest on such share.

Section 2.8.  Swing Line Facility; Use of Proceeds.
(a) Availability. Subject to and upon the terms and conditions herein set forth, the Swing Line Lender, from on and after the Closing Date, but prior to the Maturity Date, hereby agrees to make available to the Borrower from time to time, a Swing Line Loan which shall not exceed in aggregate principal amount at any time outstanding the Swing Line Commitment.

(b) Amount and Terms of Swing Line Loan. The Swing Line Loan shall be made as Base Rate Advances. The aggregate principal amount of each Swing Line Advance shall be not less than $100,000 or greater integral multiples of $100,000.

(c) Use of Proceeds. The proceeds of the Swing Line Loan shall be used by the Borrower for acquisitions, capital expenditures and as working capital and for other general corporate purposes.

Section 2.9.  Swing Line Note; Repayment of Principal.

(a) The Borrower's obligations to pay the principal of, and interest on, the Swing Line Loan to the Swing Line Lender shall be evidenced by the records of the Swing Line Lender and by the Swing Line Note payable to the Swing Line Lender in the amount of the Swing Line Facility.

(b) All Borrowings outstanding under the Swing Line Note shall be due and payable in full on the Maturity Date.

Section 2.10.  Voluntary Reduction of Swing Line Commitment
Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to SunTrust and the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Swing Line Commitment, in part or in whole, provided that any partial termination pursuant to this Section 2.10. shall be in an amount of at least $1,000,000 and integral multiples of $100,000.

Section 2.11. Refunding Swing Line Loan with Proceeds of Mandatory Revolving Loans.
If (i) the Swing Line Loan shall be outstanding upon the occurrence of an Event of Default, or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Loan, the aggregate principal amount of the Revolving Loans and the Swing Line Loan outstanding to the Swing Line Lender would exceed the Swing Line Lender's Revolving Credit Commitment, then each Lender hereby agrees, upon request from the Swing Line Lender, to make a Revolving Loan (which shall be initially funded as a Base Rate Advance) in an amount equal to such Lender's Applicable Commitment Percentage of the outstanding principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. On or before 11:00 a.m. (Nashville, Tennessee time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Administrative Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loan. On the day such Revolving Loans are made, the Swing Line Lender's pro rata share of the Refunded Swing Line Loan shall be deemed to be paid with the proceeds of the Revolving Loans made by the Swing Line Lender. Upon the making of any Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Credit Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Consolidated Company; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Credit Commitments after the making of any Swing Line Loan; (v) any breach of this Agreement by the Borrower or any other Lender; or
(vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 2.12.  Extension of Commitments.
(a) The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), given not more than ninety (90) days nor less than sixty
(60) days prior to the annual anniversary of the Closing Date while the Revolving Credit Commitments are in effect, request that the Lenders extend the then scheduled Maturity Date of the Revolving Credit Facility (the "Existing Date") for an additional one-year period, provided, however, that the Borrower is not entitled to more than three renewals. Each Lender shall, by notice to the Borrower and the Administrative Agent within thirty
(30) days after the Borrower gives such notice, advise the Borrower and the Administrative Agent whether or not such Lender consents to the extension request (and any Lender that fails to respond during such thirty (30) day period shall be deemed to have advised the Borrower and the Administrative Agent that it will not agree to such extension).

(b) In the event that, on the 30th day after Borrower gives the notice described in subsection (a) above, not all of the Lenders have agreed to extend the Revolving Credit Commitments, the Borrower shall notify each of the consenting Lenders ("Consenting Lenders") of the amount of the Revolving Credit Commitments of the non-consenting Lenders ("Non-Consenting Lender") and each of such Consenting Lenders shall, by notice to the Borrower and the Administrative Agent given within ten (10) Business Days after receipt of such notice, advise the Administrative Agent and the Borrower whether or not such Lender wishes to purchase all or a portion of the Revolving Credit Commitments of the Non-Consenting Lenders (and any Lender which does not respond during such 10-Business Day period shall be deemed to have rejected such offer). In the event that more than one Consenting Lender agrees to purchase all or a portion of such Revolving Credit Commitments, the Borrower and the Administrative Agent shall allocate such Revolving Credit Commitments among such Consenting Lenders so as to preserve, to the extent possible, the relative pro-rata shares of the Consenting Lenders of the Revolving Credit Commitments prior to such extension request. If the Consenting Lenders do not elect to assume all of the Revolving Credit Commitments of the Non-Consenting Lenders, the Borrower shall have the right to arrange for one or more banks or other lending institutions (any such bank or lending institution being called a "New Lender"), to purchase the Revolving Credit Commitment of any Non-Consenting Lender. Such New Lender must meet the requirements of an Eligible Assignee. Each Non-Consenting Lender shall assign its Revolving Credit Commitment and the Loans outstanding hereunder to the Consenting Lender or New Lender purchasing such Revolving Credit Commitment in accordance with Section 10.6., in return for payment in full of all principal, interest, and other amounts owed to such Non-Consenting Lender hereunder on or before the Existing Date and, as of the effective date of such assignment, shall no longer be a party hereto, provided that each New Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). If (and only if) Lenders (including New Lenders) holding Revolving Credit Commitments representing at least 100% of the aggregate Revolving Credit Commitments on the date of such extension request shall have agreed in accordance with the terms hereof to such extension (the "Continuing Lenders"), then (i) the Maturity Date shall be extended for one additional year from the Existing Date and (ii) the Commitment of any Non-Consenting Lender which has not been assigned to a Consenting Lender or to a New Lender shall terminate (with the result that the amount of the Total Commitments shall be decreased by the amount of such Revolving Credit Commitment), and all Loans of such Non-Consenting Lenders shall become due and payable, together with all accrued interest thereon and all other amounts owed to such Non-Consenting Lender hereunder, on the Existing Date applicable to such Lender without giving effect to the extension of the Maturity Date.

(c) The effective date of any extension of the Maturity Date shall be the date on which 100% of the Continuing Lenders have agreed to such extension in accordance with the terms hereof.

(d) The extension by the Swing Line Lender of its Revolving Credit Commitment pursuant to this Section 2.12. shall automatically extend the Swing Line Commitment.

Section 2.13.  Letters of Credit Commitment.
(a) Subject to the terms and conditions herein set forth, each of the Lenders agree that the Administrative Agent on behalf of the Lenders will issue to third party beneficiaries for the account of Borrower, or jointly for the account of Borrower and a Subsidiary of Borrower, irrevocable standby Letters of Credit in the face amount of up to $10,000,000 in the aggregate. In connection with the issuance of each Letter of Credit, the Borrower shall complete a Letter of Credit Application Agreement, and such other documentation in form and substance as required by Administrative Agent.

(b) In connection with the issuance of any Letter of Credit, the Borrower shall pay in advance to Administrative Agent a Letter of Credit Fee (calculated as of the date of the issuance of the Letter of Credit and accruing to the end of the current Fiscal Quarter, and thereafter payable quarterly in advance for the actual number of days in such Fiscal Quarter, calculated on a 360-day year, provided however that if the term of the Letter of Credit expires before the end of the Fiscal Quarter, then it will be payable for the actual number of days until expirations) to be apportioned and paid by Administrative Agent to each of the Lenders pursuant to the Applicable Commitment Percentage of each Lender. If the term of any Letter of Credit is less than one (1) month, the Letter of Credit Fee shall be calculated as if the term of the Letter of Credit were equal to one (1) month.
(c) In connection with the issuance of any Letter of Credit, the Borrower shall also pay to Administrative Agent a Facing Fee (payable on the dates set forth in subsection (b) of this Section) calculated on a 360-day year. None of the Lenders, except for the Administrative Agent, shall share in the Facing Fee.

(d) The Administrative Agent agrees to use its best efforts to issue and deliver to the Borrower each requested Letter of Credit within three (3) Business Days following submission by Borrower of a properly completed Letter of Credit Application Agreement.

(e) No Letter of Credit shall be issued for a term that extends beyond the Maturity Date for the Revolving Credit Facility. The language of each Letter of Credit, including the requirements for a draw thereunder, shall be subject to the reasonable approval of the Administrative Agent.

(f) The face amount of all outstanding Letters of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Credit Loans by such amount. Additionally, any payment by Administrative Agent under a Letter of Credit shall be treated as a Base Rate Advance under the Revolving Credit Loans, and the terms and provisions of repayment shall be treated as a Base Rate Advance under the Revolving Credit Loans.

(g) The Lenders shall participate in all Letters of Credit requested by the Borrower under this Agreement except for the Facing Fee. Each Lender holding a Revolving Credit Note, upon issuance of a Letter of Credit by the Administrative Agent, shall be promptly notified by the Administrative Agent and shall be deemed to have purchased without recourse, a risk participation from the Administrative Agent in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Applicable Commitment Percentage of all obligations under such Letter of Credit and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Administrative Agent therefor and discharge when due, its Applicable Commitment Percentage of all obligations arising under such Letter of Credit. Without limiting the scope and nature of a Lender's participation in any Letter of Credit, to the extent that the Administrative Agent has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Administrative Agent its Applicable Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Administrative Agent of an unreimbursed drawing. The obligation of each Lender to so reimburse the Administrative Agent shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

ARTICLE 3.  GENERAL LOAN TERMS
Section 3.1.  Funding Notices.
(a)(i) Whenever the Borrower desires to make a Borrowing of Revolving Loans with respect to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.1.(b)), it shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given at Administrative Agent's Payment Office (x) prior to 11:00 a.m. (Nashville, Tennessee time) on the Business Day which is the requested date of such Borrowing in the case of Base Rate Advances, and (y) prior to 11:00 a.m. (Nashville, Tennessee time) three (3) Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Nashville, Tennessee time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

(ii) Whenever Borrower desires to obtain a Swing Line Loan under the Swing Line Facility (other than one resulting from a conversion or continuation pursuant to Section 3.1.(b)), it shall give the Swing Line Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Loan (a "Notice of Swing Line Loan"), such Notice of Swing Line Loan to be given at its Payment Office prior to 11:00 a.m. (Nashville, Tennessee time) on the Business Day which is the requested date of such Swing Line Loan. Notices received after 11:00 a.m. (Nashville, Tennessee time) shall be deemed received on the next Business Day. Each Notice of Swing Line Loan shall be irrevocable and shall specify the aggregate principal amount of the Swing Line Loan and the date of Swing Line Loan (which shall be a Business
Day).

(b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Facility consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Administrative Agent at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 a.m. (Nashville, Tennessee time) on the date specified at the Payment Office of the Administrative Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing under the Revolving Credit Facility consisting of Eurodollar Advances, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof. Notwithstanding any provision of this Agreement to the contrary, Borrower shall not have the option to convert Term Loans, which shall be automatically converted in accordance with
Section 2.4.

(c) The Administrative Agent shall promptly (and in any event by noon on a same-day basis for Base Rate Advances and by the same time on the next succeeding Business Day for Eurodollar Advances, as such notice is received) give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this Section 3.1. with respect to the Revolving Credit Commitments.

Section 3.2.  Disbursement of Funds.
(a) For Revolving Credit Loans, no later than 1:00 p.m. (Nashville, Tennessee time), each Lender will make available its Applicable Commitment Percentage of the amount of such Borrowing in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Administrative Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

(b) No later than twelve noon (Nashville, Tennessee time) on the date of each Swing Line Loan, the Swing Line Lender shall make available to Borrower the requested Swing Line Loan by crediting such amounts to Borrower's demand deposit account maintained with the Administrative Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day.

(c) On the Closing Date, each Lender shall Advance to Borrower its Applicable Commitment Percentage with respect to the Term Loans, in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Borrower the Term Loans so made available by the Lenders to the Administrative Agent, by crediting the Term Loans towards the payment of the outstanding principal amount of the Prior Term Debt.

(d) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 3.13. hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

(e) All Borrowings under the Revolving Credit Commitments and the Term Loan Commitments shall be loaned by the Lenders on the basis of their Applicable Commitment Percentage on the date of such Borrowing. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment hereunder.

Section 3.3.  Interest.
(a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

(i) For Base Rate Advances The Base Rate in effect from time to time; and

(ii) For Eurodollar Advances The relevant Adjusted LIBO Rate plus the Applicable Margin.

(b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Term Loans made to Borrower from the date such principal amount was advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at a rate equal to the Adjusted LIBO Rate for three (3) month periods plus the Applicable Margin.

(c) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Swing Line Loan made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at a rate equal to the Base Rate minus one percent (1.0%) per annum.

(d) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving
Loans, the Swing Line Loan, and Term Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

(i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the greater of
(A) the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2%) per annum or (B) the rate in effect for Base Rate Advances plus an additional two percent (2%) per annum; and

(ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances or as the Term Loans, and all other Obligations hereunder (other than Loans), at a rate equal to the Base Rate plus an additional two percent (2%) per annum.

(e) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof, provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on or before twelve noon (Nashville, Tennessee time) at the Payment Office on the last day of each calendar quarter, commencing on March 31, 1999. Interest on all outstanding Eurodollar Advances shall be payable on or before twelve noon (Nashville, Tennessee time) at the Payment Office on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on or before twelve noon (Nashville, Tennessee time) at the Payment Office each three month anniversary of the initial date of such Interest Period. Interest on all Loans shall be payable on or before twelve noon (Nashville, Tennessee time) at the Payment Office on any conversion of any Advances comprising such Loans into Advances of another Type (other than in connection with the conversion from a Base Rate Loan), prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand. All interest payments shall be paid to Administrative Agent in immediately available funds, free and clear of any defenses, set-offs, counterclaims, or withholdings or deduction for taxes.

(f) The Administrative Agent shall promptly notify the Borrower and the other Lenders by telephone (confirmed in writing) or in writing, upon determining the Adjusted LIBO Rate for any Interest Period. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

Section 3.4.  Interest Periods; Maximum Number of Borrowings.
(a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period. Notwithstanding the foregoing provisions of this Section the Borrowing under the Term Loans shall be Eurodollar Advances with Interest Periods of successive 3 month periods as set forth in Section 2.4.

(b) Notwithstanding paragraphs (a) and (b) of this Section 3.4.:

(i) The initial Interest Period for any Borrowing of Eurodollar Advances or Base Rate Advances, shall commence on the date of such Borrowing (including, the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

(iv) No Interest Period with respect to the Loans shall extend beyond the applicable Maturity Date.

(c) At no time shall there be more than six (6) Eurodollar
Advances outstanding at any one time, excluding the Term Loan.
Section 3.5.  Fees.

(a) Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender based upon its respective Applicable Commitment Percentage of the Total Commitments, a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on March 31, 1999, and on the Maturity Date, equal to the Commitment Fee Percentage multiplied by the average daily unused portion of the Revolving Credit Commitments;

(b) Borrower shall pay to the Administrative Agent the amounts and on the dates agreed to in the Fee Letter.

Section 3.6.  Effective Date for Adjustment to Commitment Fee
Percentage and Applicable Margin.

The Commitment Fee Percentage and the Applicable Margin (collectively "Applicable Percentages") shall be determined and adjusted quarterly on the first Business Day of the Fiscal Quarter next following the date on which the Administrative Agent receives the officer's certificate (in form and substance acceptable to Administrative Agent) required to be furnished by the Borrower in accordance with the provisions of Section 6.7.(d) (each a "Calculation Date"). Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

Section 3.7.  Voluntary Prepayments of Borrowings.
(a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Upon two (2) Business Days' prior written notice given by Borrower to Administrative Agent, Borrowings consisting of Eurodollar Advances may be prepaid on the last day of any applicable Interest Period, in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000 (except that no partial prepayment may be made if the remaining principal amount outstanding of such Eurodollar Advance which comprises a Revolving Loan would be less than $10,000,000), by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment. Prepayment of Eurodollar Advances may not be made except on the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with
Section 3.7.(b) below.

(b) All voluntary prepayments shall be applied to the payment of interest then due and owing before application to principal.

Section 3.8.  Manner of Payment, Calculation of Interest, Taxes.
(a)(i) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off, or counterclaim to the Administrative Agent not later than 11:00 a.m. (Nashville, Tennessee time) on the date when due and shall be made in Dollars in immediately available funds at the Administrative Agent's Payment Office.

(ii) All payments made under the Swing Line Loan shall be made without defense, setoff, or counterclaim to the Swing Line Lender not later than 11:00 a.m. (Nashville, Tennessee time) on the date when due and shall be made in Dollars in immediately available funds at the Swing Line Lender's Payment Office.

(b)(i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof, and in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, or any political subdivision thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause
(B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any government authority charged with the interpretation or administration thereof after the date of this Agreement). If any such Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.8.), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Administrative Agent and each Lender and reimburse the Administrative Agent and each Lender upon written request for the amount of any such Taxes so levied or imposed and paid by the Administrative Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

(ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from withholding under applicable law.

(iii) Borrower shall also reimburse the Administrative Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Administrative Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Administrative Agent or Lender is located) as the Administrative Agent or Lender shall determine are payable by the Administrative Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Administrative Agent or Lender pursuant to paragraph (i) hereof.

(iv) In addition to the documents to be furnished pursuant to
Section 3.8.(b)(i), each Lender shall, promptly upon the reasonable written request of the Borrower to that effect, deliver to the Borrower such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation or any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement or the Notes.

(v) The Borrower shall not be required to pay any amounts pursuant to Section 3.8.(b)(ii), or (iii) to any Lender for the account of any Lending Officer of such Lender in respect of any United States withholding taxes payable hereunder (and the Borrower, if required by law to do so, shall be entitled to withhold such amounts and pays such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.8.(b)(ii), and such Lender shall not be entitled to an exemption from deduction or withholding of United Stated Federal income tax in respect of the payment of such sum by the Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

(vi) Within sixty (60) days of the written request of the Borrower, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

(vii) To the extent that the payment of any Lender's Taxes by the Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to the Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposed of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the Notes.

(c) Subject to Section 3.4.(c)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

(d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

(e) Payment by the Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

Section 3.9.  Interest Rate Not Ascertainable, etc.
In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Administrative Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans, Term Loans and the Swing Line Loan to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

Section 3.10.  Illegality.
(a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

(b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance, as the case may be, shall, for all other purposes, be considered part of such Borrowing, and
(ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if subject to applicable law, no later than the date permitted by applicable law, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.10.(b).

Section 3.11.  Increased Costs.
(a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):
(i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, or its obligation to make such Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

(ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;
and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.8.(b)), upon written notice from and demand by such Lender to Borrower (with a copy of such notice and demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender within ten
(10) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Administrative Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final conclusive and binding for all purposes.

(b) If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or
(y) in Section 3.11.(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances then, and in any such event:

(i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other
Lenders of such advice;

(ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar
Advances shall be immediately suspended; and

(iii) in the event the affected Loan is a Revolving Loan or Term Loan, such Lender shall make a Loan as part of the requested Borrowing under the Revolving Loan Commitments of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

Section 3.12.  Lending Offices.
(a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances, as the case may be, affected by the matters or circumstances described in Sections 3.8.(b), 3.9., 3.10., 3.11. or 3.17. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 3.12. shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

(b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its Lending Offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.8.(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.8.(b) or otherwise result in any liability of such Lender.

Section 3.13.  Funding Losses.
Except for losses, expenses and liabilities occasioned by the circumstances set forth in Section 3.11.(b), Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing, Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.10.(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.
Section 3.14.  Assumptions Concerning Funding of Eurodollar
Advances.

Calculation of all amounts payable to a Lender under this Article
3. shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article 3.

Section 3.15.  Apportionment of Payments.
Aggregate principal and interest payments in respect of Loans and payments in respect of Commitment Fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Administrative Agent shall promptly distribute to each Lender at its payment office specified by any Lender its share of any such payments received by the Administrative Agent on the same Business Day as such payment is deemed to be received by the Administrative Agent.

Section 3.16.  Sharing of Payments, Etc.
If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Applicable Commitment Percentage of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.16. may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Any payment received by the Administrative Agent or any Lender following the occurrence and during the continuation of an Event of Default shall be distributed pro rata amongst the Lenders based upon the percentage obtained by dividing the Obligations owing to each Lender by the total amount of Obligations on the date of receipt of such payment, with such amounts to be applied to the outstanding Obligations in accordance with the terms of this Agreement.

Section 3.17.  Capital Adequacy.
Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Administrative Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.17. (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

Section 3.18  Limitation on Certain Payment Obligations.
(a) Each Lender or the Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.8.(b) no later than six months after the earlier of (i) on the date on which Lender or the Administrative Agent makes payment of any such Taxes and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Administrative Agent for the payment of such Taxes.

(b) Each Lender or Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to
Section 3.13. no later than six months after the event giving rise to the claim for indemnification or compensation occurs.

(c) Each Lender or the Administrative Agent shall make written demand on the Borrower for identification or compensation pursuant to Section 3.11. or Section 3.17. no later than six months after such Lender or Administrative Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order, interpretation or occurrence of another event giving rise to a claim pursuant to such provisions.

(d) In the event that the Lenders or Administrative Agent fail to give the Borrower notice within the time limitations set forth above, the Borrower shall not have any obligation to pay amounts with respect to such claims accrued prior to six months preceding any written demand therefor.

ARTICLE 4. CONDITIONS TO BORROWINGS
The obligation of each Lender to make Advances to Borrower is subject to the satisfaction of the following conditions:

Section 4.1.  Conditions Precedent to Initial Loans.
At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Administrative Agent and any fees and expenses payable to the Administrative Agent as previously agreed with Borrower), shall have been paid in full, and the Administrative Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Administrative
Agent:

(a) the duly executed counterparts of this Agreement;

(b) the duly completed Revolving Credit Notes evidencing the Revolving Credit Commitments, the duly completed Swing Line Note evidencing the Swing Line Commitment, and duly completed Term
Notes evidencing the Term Loan Commitments;

(c) all required, duly executed Subsidiary Guaranties;

(d) certificates of the Secretary or Assistant Secretary of the Borrower attaching and certifying copies of the resolutions of the board of directors of the Borrower, and each Subsidiary Guarantor providing a required Subsidiary Guarantee, authorizing as applicable the execution, delivery and performance of the Credit Documents;

(e) certificates of the Secretary or an Assistant Secretary of the Borrower certifying (i) the name, title and true signature of each officer of the Borrower executing the Credit Documents, and (ii) the bylaws of the Borrower and each Subsidiary Guarantor;

(f) certified copies of the certificate or articles of incorporation of the Borrower and each of its Subsidiaries certified by the Secretary of State and by the Secretary or Assistant Secretary of the Borrower or such Subsidiaries, as appropriate, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of the Borrower and each of its Subsidiaries, and each other jurisdiction where the ownership of Property or the conduct of its business require the Borrower or its Subsidiaries to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

(g) closing certificate of Borrower in substantially the form of Exhibit G attached hereto and appropriately completed;

(h) the favorable opinion of corporate counsel to the Consolidated Companies as to certain matters, in the form of Exhibit H, in each case addressed to the Administrative Agent and each of the Lenders;

(i) copies of all documents and instruments, including all consents, authorizations and filings, required under the articles or certificate of incorporation and bylaws or other organizational or governing documents, under any Requirement of Law or by any material Contractual Obligation of the Consolidated Companies, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect;

(j) any other document, opinion or certificate reasonably requested by the Administrative Agent and the Lenders assuring the Administrative Agent and the Lenders that all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents are in form and substance satisfactory to the Lenders; and

(k) a certificate from an Executive Officer of the Borrower certifying that the first Advance under the Revolving Credit Commitments shall be used to cancel and pay in full all Prior Revolving Credit Debt and that the proceeds of the Term Loan Facility shall be used to cancel and pay in full all Prior Term Debt; and

(l) the acquisition and plan of merger documents with respect to the acquisition of Logan's Roadhouse, Inc. and any other documents with respect thereto that Administrative Agent reasonably requests.

Section 4.2.  Conditions to All Loans.
At the time of the making of all Loans, including the initial Loans hereunder, (before as well as, after giving effect to such Loans and to the proposed use of the proceeds thereon, the following conditions shall have been satisfied or shall exist:

(a) there shall exist no Default or Event of Default;

(b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans except to the extent they expressly relate to an earlier date or have been updated to the extent permitted herein;

(c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14., there shall have been no change which has had or is reasonably likely to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.7.);

(d) except for litigation disclosed in Schedule 5.5., there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of any Executive Officer of Borrower, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more of the Consolidated Companies' right to own or operate any portion of its business or Properties, or to compel one or more of the Borrower and its Consolidated Companies to dispose of or hold separate all or any portion of its businesses or Properties, where such portion or portions of such business(es) or Properties, as the case may be, constitute a material portion of the total businesses or Properties, of the Consolidated Companies;

(e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any Consolidated Company; and

(f) the Administrative Agent shall have received such other documents or legal opinions as the Administrative Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 4. 1. and
4.2. have been satisfied.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES
Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

Section 5.1.  Corporate Existence; Compliance with Law.
Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its Property and to conduct its business,
(ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of Property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where the failure to so comply is reasonably likely to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.1. Schedule 5.1. may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

Section 5.2.  Corporate Power; Authorization.
Each of the Borrower and its Subsidiary Guarantors has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower or its Subsidiary Guarantors, or the validity or enforceability against the Borrower or its Subsidiary Guarantors, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

Section 5.3.  Enforceable Obligations.
This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Consolidated Companies, as applicable, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Consolidated Companies executing the same, enforceable against such Consolidated Companies in accordance with their respective terms.

Section 5.4.  No Legal Bar.
The execution, delivery and performance by the Consolidated Companies of the Credit Documents do not violate their respective articles or certificates of incorporation, bylaws or other organizational or governing documents, or any Requirement of Law, or any applicable judgment, court order, administrative agency order, or cause a breach or default under any of their respective Material Contractual Obligations.

Section 5.5.  No Material Litigation.
Except as set forth on Schedule 5.5., no litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Executive Officer of the Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective Properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, is reasonably likely to have a Materially Adverse Effect.

Section 5.6.  Investment Company Act, Etc.
Neither of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur Indebtedness for Money Borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

Section 5.7.  Margin Regulations.
No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin
Regulations.

Section 5.8.  Compliance With Environmental Laws.
(a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 5.8.(a)), except as set forth on
Schedule 5.8.(a)).

(b) Except as set forth on Schedule 5.8.(b), none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any continuation on any Properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate.

(c) Except as set forth on Schedule 5.8.(c), the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals for the operations conducted on their respective Properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, in any such case where the failure to have such license, permit or approval is reasonably likely to have a Materially Adverse Effect.

Section 5.9.  Insurance.
The Consolidated Companies currently maintain insurance with respect to their respective Properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

Section 5.10.  No Default.
None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably likely to have a Materially Adverse Effect.

Section 5.11.  No Burdensome Restrictions.
Except as set forth on Schedule 5.11., none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law or any provision of its respective articles or certificates of incorporation, bylaws, or other organizational or governing documents which has had or is reasonably likely to have a Materially Adverse Effect.

Section 5.12.  Taxes.
The Consolidated Companies have filed all Federal tax returns and, to the knowledge of any Executive Officer of the Borrower, the Consolidated Companies have filed all other tax returns which are required to have been filed in any jurisdiction; the Consolidated Companies have paid all taxes shown to be due and payable on such Federal returns and other returns and all other taxes, assessments, fees and other charges payable by them, in each case, to the extent the same have become due and payable and before they have become delinquent, except for the filing of any such returns or the payment of any taxes, assessments, fees and other charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which any Consolidated Company has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it in good faith to be adequate. The Borrower has not received written notice of any proposed material tax assessment with respect to Federal income taxes against any of the Consolidated Companies nor does any Executive Officer of the Borrower know of any material Federal income tax liability on the part of the Consolidated Companies other than any such assessment or liability which is adequately reserved for on the books of the Consolidated Companies in accordance with GAAP.

Section 5.13.  Subsidiaries.
Except as disclosed on Schedule 5.13., Borrower has no other Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. Schedule
5.13. may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

Section 5.14.  Financial Statements.
Borrower has furnished to the Administrative Agent and the Lenders the audited consolidated balance sheets as of the Consolidated Companies and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ending July 31, 1998, including the related notes. The foregoing financial statements fairly present in all material respects the consolidated financial condition of the Consolidated Companies as of the date thereof and results of operations for such period in conformity with GAAP consistently applied. The Consolidated Companies taken as a whole did not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be reflected in the foregoing financial statements or the notes thereto that are not so reflected. Since July 31, 1998, there have been no changes with respect to the Consolidated Companies which has had or is reasonably likely to have a Materially Adverse Effect.

Section 5.15.  ERISA.
Except as disclosed on Schedule 5.15:

(a) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

(b) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

(c) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

(d) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this
Section 5.15. (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

Section 5.16.  Patents, Trademarks, Licenses, Etc.
Except as set forth on Schedule 5.16., (i) the Consolidated Companies have obtained and hold in full force and effect all material governmental authorizations, consents, approvals, patents, trademarks, service marks, franchises, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, franchise, trade name, copyright, license or other right owned by any other Person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

Section 5.17.  Ownership of Property; Liens.
Except as set forth on Schedule 5.17., (i) each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to all of its other Property, as such Properties are reflected in the consolidated balance sheet of the Consolidated Companies as of July 31, 1998, except where the failure to hold such title, leasehold interest, or possession would not have a Materially Adverse Effect, other than Properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted by Section 7.2. and (ii) the Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

Section 5.18.  Indebtedness.
Other than as described on Schedule 5.18. herein, and as of the date hereof, the Consolidated Companies, on a consolidated basis, are not obligors (singularly or in the aggregate) in respect of any Indebtedness for Borrowed Money in excess of $75,000,000 including any commitment to create or incur any Indebtedness for Borrowed Money.

Section 5.19.  Financial Condition.
On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, the Property of each Consolidated Company at fair valuation and based on their present fair saleable value will exceed such Consolidated Company's debts, including contingent liabilities, (ii) the remaining capital of such Consolidated Company will not be unreasonably small to conduct such Consolidated Company's business, and (iii) such Consolidated Company will not have incurred debts, or have intended to incur debts, beyond the Consolidated Company's ability to pay such debts as they mature. For purposes of this Section 5.19., "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.20.  Labor Matters.
Except as set forth in Schedule 5.20., the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which is reasonably likely to have, a Materially Adverse Effect, and, to the best knowledge of the Executive Officers of the Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company except as disclosed in writing to the Administrative Agent. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies, in each case where the failure to comply with such laws or to pay or accrue such liabilities is reasonably likely to have a Materially Adverse Effect.

Section 5.21.  Payment or Dividend Restrictions.
Except as described on Schedule 5.21., none of the Consolidated
Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

Section 5.22.  Disclosure.
(a) Neither this Agreement nor any financial statements delivered to the Lenders nor in the most recent version of any other document, certificate or written statement furnished to the Lenders by or on behalf of any Consolidated Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the representation set forth in this Section 5.22.(a) shall not apply to any forward looking statements, any financial projections or other pro forma financial information.

(b) The financial projections and other pro forma financial information contained in the information referred to in subsection
(a) above were based on good faith estimates and assumptions believed by the applicable Consolidated Companies to be reasonable at the time made and at the time furnished to the Administrative Agent and/or any Lender, it being recognized by the Lenders that such projections and other pro forma financial information as to future events such projections and other pro forma financial information may differ from the projected results for such period or periods.

Section 5.23.  Notice of Violations.
The Borrower has not received notice, and no Consolidated Company has received notice, that it is in violation of any Requirement of Law, judgment, court order, rule, or regulation that would be expected to have a Materially Adverse Effect.

Section 5.24.  Filings.
The Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.25.
Borrower is not aware of any facts or circumstances (not disclosed in writing to Administrative Agent) concerning the acquisition of Logan's Roadhouse, Inc. which will cause an Event of Default or which will have a Material Adverse Effect upon the Consolidated Companies.

ARTICLE 6.  AFFIRMATIVE COVENANTS
So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will:

Section 6.1.  Corporate Existence, Etc.
Preserve and maintain, and cause each of the Consolidated Companies to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 7.3.), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, service marks, and other intellectual property rights, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified is reasonably likely to have a Materially Adverse Effect.

Section 6.2.  Compliance with Laws, Etc.
Comply, and cause each Consolidated Company to comply, with all Requirements of Law (including, without limitation, the Environmental Laws) and all Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations is reasonably likely to have a Materially Adverse Effect.

Section 6.3.  Payment of Taxes and Claims, Etc.
File and cause each Consolidated Company to file all Federal, state, local and foreign tax returns that are required to be filed by each of them and pay all taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by any Consolidated Company; and each Consolidated Company will pay or cause to be paid all other taxes, assessments, fees and other governmental charges and levies which, to the knowledge of any of the Executive Officers of any Consolidated Company, are due and payable before the same become delinquent, except any such taxes and assessments as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with GAAP.
Section 6.4.  Keeping of Books.
Keep, and cause each Consolidated Company to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

Section 6.5.  Visitation, Inspection, Etc.
Permit, and cause each Consolidated Company to permit, any representative of the Administrative Agent or any Lender, at the Administrative Agent's or such Lender's expense, to visit and inspect any of its Property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Administrative Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

Section 6.6.  Insurance; Maintenance of Properties.
(a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its Properties and business, and the Properties and business of the Consolidated Companies, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts and subject to such deductibles and self-insurance programs as the Borrower in its judgment deems reasonable; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the reasonable judgment of the Borrower, be excessive.

(b) Cause, and cause each of the Consolidated Companies to cause, all Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the reasonable judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the reasonable judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

(c) Cause a summary, set forth in format and detail reasonably acceptable to the Administrative Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies to be delivered to the Administrative Agent on or before thirty (30) days after the Closing Date.

Section 6.7.  Financial Reports.
The Borrower will furnish to the Administrative Agent and each
Lender:

(a) Within forty-five (45) days after the end of each of the first three quarter-annual periods of each Fiscal Year (and, in any event, in each case as soon as prepared), the quarterly Financial Report of the Borrower as of the end of that period, prepared on a consolidated and consolidating basis and accompanied by a certificate, dated the date of furnishing, signed by a Financial Officer of the Borrower to the effect that such Financial Report accurately presents in all material respects the consolidated and consolidating financial condition of the Consolidated Companies and that such Financial Report has been prepared in accordance with GAAP consistently applied (subject to year end adjustments), except that such Financial Report need not be accompanied by notes.

(b) Within ninety (90) days after the end of each Fiscal Year (and, in any event, as soon as available), the annual Financial Report of the Borrower (with accompanying notes) for that Fiscal Year prepared on a consolidated and consolidating basis (which Financial Report shall be reported on by the Borrower's independent certified public accountants, such report to state that such Financial Report fairly presents in all material respects the consolidated and consolidating financial condition and results of operation of the Consolidated Companies in accordance with GAAP and to be without any material qualifications or exceptions). The audit opinion in respect of the consolidated Financial Report shall be the unqualified opinion of one of the nationally recognized "Big Five" firms of independent certified public accountants.

(c) Within forty-five (45) days after the end of each of its first three quarterly accounting periods and within ninety (90) days after the end of each Fiscal Year, a statement certified as true and correct by a Financial Officer of the Borrower, substantially in the form of Exhibit I hereto, with back-up material setting forth in reasonable detail such calculations attached thereto and stating whether any Default or Event of Default has occurred and is continuing, and if a Default or Event of Default has occurred and is continuing, stating the Borrower's intentions with respect thereto;

(d) Within forty-five (45) days after the end of each of its quarterly accounting periods (including the year end quarterly period), a statement certified as true and correct by a Financial Officer of the Borrower setting forth the calculation of the Financial Requirements under Section 7.1. as of the last day of such quarterly accounting period.

(e) Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports (including, without limitation, Borrower's 8-K, 10-K, and 10-Q reports), proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing Material developments in the business or financial condition of Borrower and the other Consolidated Companies.

(f) As soon possible and in any event within thirty (30) days after the Borrower or any Consolidated Company knows or has reason to know that any "Reportable Event" (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA) and such Reportable Event involves a matter that has had, or is reasonably likely to have, a Materially Adverse Effect, a statement of a Financial Officer of the applicable Consolidated Company setting forth details as to such Reportable Event and the action which the applicable Consolidated Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the applicable Consolidated Company.

(g) With reasonable promptness, such other information relating to the Borrower's performance of this Agreement or its financial condition as may reasonably be requested from time to time by the Administrative Agent.

(h) Concurrently with the furnishing of the annual consolidated Financial Report required pursuant to Section 6.7.(b) hereof, furnish or cause to be furnished to Administrative Agent and each Lender a certificate of compliance in a form reasonably satisfactory to Administrative Agent prepared by one of the nationally recognized "Big Five" accounting firms stating that in making the examination necessary for their audit, they have obtained no knowledge of any Default or Event of Default, or if they have obtained such knowledge, disclosing the nature, details, and period of existence of such event.

Section 6.8. Notices Under Certain Other Indebtedness. Immediately upon its receipt thereof, Borrower shall furnish the Administrative Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $10,000,000.00 where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness of the Consolidated Companies to exercise rights under any Change in Control Provision.

Section 6.9.  Notice of Litigation.
The Borrower shall notify the Administrative Agent of any actions, suits or proceedings instituted by any Person against the Consolidated Companies where the uninsured portion of the money damages sought (which shall include any deductible amount to be paid by the Borrower or any Consolidated Company) is singularly or in the aggregate in excess of $10,000,000.00 or which is reasonably likely to have a Materially Adverse Effect. Said notice is to be given along with the quarterly and annual reports required by Section 6.7. hereof, and is to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

Section 6.10.  Subsidiary Guarantees.
(a) The Borrower shall cause each Subsidiary except for Excluded Subsidiaries to execute and deliver on or before the Closing Date a Subsidiary Guarantee in substantially the same form as set forth in Exhibit J. The delivery of such documents shall be accompanied by such other documents as the Administrative Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

(b) The Borrower shall cause each Subsidiary following the Closing Date to execute and deliver Subsidiary Guarantees. The delivery of such documents shall be accompanied by such other documents as the Administrative Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

(c) Notwithstanding the provisions of Subsection (b) of this
Section 6.10, in the event Borrower (or a Subsidiary) shall create or acquire a Subsidiary after the Closing Date, and Borrower is desirous that such Subsidiary be an Excluded Subsidiary, Borrower shall notify Administrative Agent of such request in writing. Administrative Agent, with the consent of Required Lenders, may consent (in their sole discretion) to a Subsidiary being an Excluded Subsidiary.

Section 6.11.  Existing Business.
Remain and cause each Consolidated Company to remain engaged in business of the same general nature and type as conducted on the Closing Date.

Section 6.12.  ERISA information and Compliance.
Comply and cause each Consolidated Company to comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which any Consolidated Company is a party. The Borrower shall provide and shall cause each Consolidated Company to provide Administrative Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

ARTICLE 7.  NEGATIVE COVENANTS
So long as any Commitment remains in effect hereunder or any Note shall remain unpaid:

Section 7.1.  Financial Requirements.
The Borrower shall not:

(i) Leverage Ratio. Suffer or permit, as of the last day of any fiscal quarter, the ratio of Total Funded Debt to Total Capitalization (all on a consolidated basis) to be more than .40 to 1.0, as calculated for the most recently concluded quarter and including the immediately three (3) preceding fiscal quarters.

(ii) Total Funded Debt to Consolidated EBITDA. Permit, as of the last day of any fiscal quarter, the ratio of Total Funded Debt to Consolidated EBITDA to be greater than 2.0 to 1.0, as calculated for the most recently concluded quarter and including the immediately three (3) preceding fiscal quarters.

(iii) Interest Coverage Ratio. Suffer or permit, as of the last day of any fiscal quarter, its Interest Coverage Ratio to be less than 3.0 to 1.0, as calculated for the most recently concluded quarter and including the immediately three (3) preceding fiscal quarters.

Section 7.2.  Liens.
The Borrower will not, and will not permit any Consolidated
Company to, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired; provided, however, that this Section 7.2. shall not apply to the following:

(a) any Lien for taxes not yet due or taxes or assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

(b) any customary Liens, pledges or deposits in connection with worker's compensation, unemployment insurance, or social security, or deposits incidental to the conduct of the business of any Consolidated Company or the ownership of any of their Properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate Materially detract from the value of their Properties or Materially impair the use thereof in the operation of their businesses;

(c) any customary Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, and similar obligations and as to which adequate reserves have been established in accordance with GAAP;

(d) any Lien incurred in connection with Purchase Money Indebtedness and placed upon any Property at the time of its acquisition (or within 60 days thereafter) by any Consolidated Company to secure all or a portion of the purchase price therefor, provided that the aggregate amount of Indebtedness secured by such purchase money Liens must never exceed an amount equal to Fifty Million Dollars ($50,000,000), and provided, that any such Lien shall not encumber any other Properties of any Consolidated Company;

(e) statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

(f) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property on the date of the acquisition thereof and statutory Liens of landlords and lessors which in any case do not materially detract from the value of such real property or impair the use thereof;

(g) any Lien in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder;
(h) any Lien existing on the date hereof and disclosed on the consolidated Financial Reports of Borrower; and

(i) statutory Liens arising under ERISA created in the ordinary course of business for amounts not yet due and as to which adequate reserves have been established in accordance with GAAP.

Section 7.3.  Merger and Sale of Assets.
The Borrower will not, without the prior written consent of the Required Lenders, merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or, during the term of this Agreement, a substantial part of its Property (for purposes of this Section 7.3., "substantial" means Property sold, leased, transferred or otherwise disposed of other than in the ordinary course of business with a book value aggregating an amount greater than 7.5% of the aggregate book value of the Borrower and all Consolidated Companies determined on the date of such sale, lease, transfer or disposition), to any Person, nor shall the Borrower permit any Consolidated Company to take any of the above actions; provided that notwithstanding any of the foregoing limitations, if no Default or Event of Default shall then exist or immediately thereafter will exist, Consolidated Companies may take the following actions (none of which shall be included in calculating the percentage in the immediately preceding parenthetical):

(a) Any Consolidated Company may merge or consolidate with (i) the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any one or more other Subsidiaries provided that either the continuing or surviving corporation shall remain a Consolidated Company;

(b) Any Consolidated Company may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower, or
(ii) any other Consolidated Company; and

(c) Any Consolidated Company may merge or consolidate with any other corporation as long as such Consolidated Company is the surviving corporation.

Section 7.4.  Transactions with Affiliates.
The Borrower will not, and will not permit any Consolidated Company to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliates), except in the ordinary course of and pursuant to the reasonable requirements of such Consolidated Company's business and upon fair and reasonable terms no less favorable to such Consolidated Company than such party would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.
Section 7.5.  Nature of Business.
The Borrower will not, and will not permit any Consolidated Company to, engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by any Consolidated Company would be fundamentally changed from the general nature of the business engaged in by the Consolidated Companies on the date of this Agreement.

Section 7.6.  Regulations G, T, U and X.
The Borrower will not nor will it permit any Consolidated Company to take any action that would result in any non-compliance of the Advances made hereunder with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

Section 7.7.  ERISA Compliance.
The Borrower will not, and will not permit any Consolidated Company to, incur any material "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA, or any material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") established thereunder in connection with any Plan.

Section 7.8.  Investments, Loans, and Advances.
The Borrower will not, and will not permit any Consolidated Company to, make or permit to remain outstanding any loans or advances to or investments in any Person or to an Excluded Subsidiary, except that, subject to all other provisions of this
Section 7.8., the foregoing restriction shall not apply to:

(a) investments in direct obligations of the United States of America or any agency thereof having maturities of less than one year;

(b) investments in commercial paper maturing within one year from the date of creation thereof of the highest credit rating of a Rating Agency;

(c) investments in bankers' acceptances and certificates of deposit having maturities of less than one year issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000;

(d) the endorsement of negotiable or similar instruments in the ordinary course of business;

(e) investments in direct obligations of any political subdivisions of the United States of America or any State of the United States of America having a debt rating from Standard and Poor's Corporation or Moody's Investors Services, Inc. of AA or better;
(f) any other investments with a maturity of less than one year and having a credit rating of "AI/PI" or "AA" (or their equivalent) from S & P or Moody's, or upon the discontinuance of either or both of such services, any other nationally recognized rating service;

(g) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (c) above or in a brokerage account with a broker reasonably acceptable to Administrative Agent;

(h) investments in stock of any existing Subsidiary;

(i) investments in stock or assets, or any combination thereof, of any Subsidiary created or acquired after the Closing Date;

(j) investments received in settlement of debt created in the ordinary course of business; and

(k) loans, advances to, or investments in any Person (including an Excluded Subsidiary) which in the aggregate do not exceed
$25,000,000.

Section 7.9.  Sales and Leasebacks.
Except for transfers and leases which are allowed under the provisions of Section 7.3., the Borrower will not, and will not permit any Consolidated Company to, enter into any arrangement, directly or indirectly, with any Person by which any Consolidated Entity shall sell or transfer any Property, whether now owned or hereafter acquired, and by which any Consolidated Entity shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that such Consolidated Entity intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 7.10.  Guaranties.
The Borrower shall not, and will not permit any Consolidated
Company to, enter into any Guaranty, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

(a) Subsidiary Guaranties;

(b) Guaranties executed by one Consolidated Company in favor of or to another Consolidated Company for the obligations of another
Consolidated Company;

(c) endorsements of instruments for deposit or collection in the ordinary course of business; and

(d) such other Guaranties that do not cause a breach or violation of Financial Requirements set forth in Section 7.1.

Section 7.11.  Limitation on Total Funded Debt.
The Borrower will not permit any Consolidated Company to incur or suffer to exist Total Funded Debt which violates the Financial
Requirements of Section 7.1.

ARTICLE 8.  EVENTS OF DEFAULT
Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

Section 8.1.  Payments.
Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within five (5) Business Days of the due date thereof.

Section 8.2.  Covenants Without Notice.
Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.1., 6.2., 6.3., 6.5., 6.7., 6.8., 6.9.,
6.10., 6.11., 6.12., 7.1., 7.2., 7.3., 7.6., 7.7., 7.8., 7.9., and
7.10. herein.

Section 8.3.  Other Covenants.
Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.1. and 8.2., and such failure shall remain unremedied for 30 days after the earlier of (i) an Executive Officer or Financial Officer of the Borrower obtaining knowledge thereof, or
(ii) written notice thereof shall have been given to Borrower by Administrative Agent or any Lender;

Section 8.4.  Representations.
Any representation or warranty made or deemed to be made by Borrower or any other Consolidated Company or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Administrative Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

Section 8.5.  Non-Payments of Other Indebtedness.
Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $10,000,000 individually or in the aggregate;
Section 8.6.  Defaults Under Other Agreements.
Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $10,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

Section 8.7.  Bankruptcy.
Any Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not converted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the Property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

Section 8.8.  ERISA.
A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

(i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or
Section 412 of the Tax Code or Section 303 of ERISA; or

(ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

(iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;
and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect.

Section 8.9.  Money Judgment.
Judgments or orders for the payment of money in excess of $10,000,000 (which is not covered by insurance) individually or in the aggregate or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

Section 8.10.  Ownership of Credit Parties.
If Borrower ceases to own all of the Voting Stock of any Subsidiary
Guarantor.

Section 8.11.  Change In Control of Borrower.
Any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in Rule 13d-3) of more than thirty percent (30%) of the shares of the outstanding common stock of Borrower entitled to vote for members of Borrower's board of directors, or
(b) any event or condition shall occur or exist which, pursuant to the terms of any change of control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company which individually or in the aggregate is equal to or exceeds $10,000,000 to require that such Indebtedness be redeemed, repurchased, defeased, prepaid, or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

Section 8.12.  Default Under Other Credit Documents.
There shall exist or occur any "Event of Default" as provided under the terms of any Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Consolidated Company, or at any time it is or becomes unlawful for Borrower or any other Consolidated Company to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Consolidated Company, any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Consolidated Company.

Then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any Subsidiary Guarantor:
(i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 8.7. shall occur, no notice shall be required before those matters set forth herein and in subpart (i) above shall be effective; (iii) may exercise all remedies under any Subsidiary Guarantee; and (iv) may exercise any other rights or remedies available under the Credit Documents, at law or in equity.

ARTICLE 9.  THE AGENT

Section 9.1.  Appointment of Administrative Agent.
Each Lender hereby designates SunTrust as Administrative Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. The provisions of this Section 9.1. are solely for the benefit of Administrative Agent and Lenders, and the Borrower shall not have rights as a third party beneficiary of any provisions hereof.

Section 9.2.  Nature of Duties of Administrative Agent.
The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be ministerial and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

Section 9.3.  Lack of Reliance on the Administrative Agent.
(a) Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Consolidated Companies in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Consolidated Companies, and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(b) The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Subsidiary Guaranties, or any other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or be required to make any inquiry concurring either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Subsidiary Guaranties, or the other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or the existence or possible existence of any Default or Event of Default.

Section 9.4.  Certain Rights of the Administrative Agent.
If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 9.5.  Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for any Consolidated Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.6.  Indemnification of Administrative Agent.
To the extent the Administrative Agent is not reimbursed and indemnified by the Consolidated Companies, each Lender will reimburse and indemnify the Administrative Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, including counsel fees and disbursements) or disbursements of any suits, costs, expenses (in kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

Section 9.7. The Administrative Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders" "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial, advisory, or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 9.8.  Holders of Notes.
The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

Section 9.9.  Successor Administrative Agent.
(a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Administrative Agent may not resign or be removed until a successor Administrative Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent subject to Borrower's prior written approval. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. In the event that the Administrative Agent is no longer a Lender hereunder, the Administrative Agent shall promptly resign as Administrative Agent.

(b) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article
9. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

ARTICLE 10.  MISCELLANEOUS

Section 10.1.  Notices.
All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Administrative Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mall, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section provided that notices to the Administrative Agent shall not be effective until received.

Section 10.2.  Amendments, Etc.
No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Consolidated Company therefrom, shall in any event be effective under the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 4.1. or 4.2., (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) modify the definition of "Required Lenders," (vii) reduce any obligation owed under or release any Subsidiary Guarantee (except as required under Section 6.10.(c)), or (viii) modify this Section
10.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Administrative Agent under this Agreement or under any other Credit Document.

Section 10.3.  No Waiver; Remedies Cumulative.
No failure or delay on the part of the Administrative Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Consolidated Company and the Administrative Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Lender, or the holder of any Note would otherwise have. No notice to or demand on any Consolidated Company not required hereunder or under any other Credit Document in any case shall entitle any Consolidated Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Lenders, or the holder of any Note to any other or further action in any circumstances without notice or demand.

Section 10.4.  Payment of Expenses, Etc.
Borrower shall:
(i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default or, upon the request of the Borrower, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Administrative Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and charges of counsel), for any of the Lenders;

(ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.8.(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and hold each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

(iii) indemnify the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Consolidated Company entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, Borrower shall not be obligated to indemnify, any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

(iv) without limiting the Indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Consolidated Company's ownership, operation, possession or control of its business, Property or facilities or before, on, or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Borrower under this
Section 10.4. are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
Section 10.5.  Right of Setoff.
In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence and during the continuation of any Event of Default and whether or not such Lender or such holder has made any demand or any obligations under the Credit Documents have matured, have the right to appropriate and apply to the payment of any obligations hereunder and under the other Credit Documents, all deposits of any Consolidated Company (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or Property then or thereafter owing by such Lender or other holder to any Consolidated Company, whether or not related to this Agreement or any transaction hereunder.

Section 10.6.  Benefit of Agreement; Assignments and
Participations.
(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

(b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

(c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Administrative Agent and, except during the continuance of a Default or Event of Default, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount equal to $10,000,000 or greater integral multiplies thereof, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,500. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum amount of Commitments or Loans, as the case may be, of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in aggregate and a principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

(d) Each Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article 4. of this Agreement, and (iv) Borrower and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Administrative Agent of the name of such participant.

(e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by Section 10.15. hereof. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

(f) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

(g) If (i) any Taxes referred to in Section 3.8.(b) have been levied or imposed so as to require withholdings and reductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof, (ii) or any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 3.11., or for its reduced rate of return pursuant to Section 4.16., or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from the Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of
Section 10.6.(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by the Borrower and consented to by the Administrative Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Loans accrued to the date of such assignment and the assumption of such Lender's Total Commitment, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

Section 10.7.  Governing Law; Submission to Jurisdiction; Waiver of
Jury Trial.
(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TENNESSEE.
(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER COURT DOCUMENT, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN DAVIDSON COUNTY, TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.
(c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(d) nothing herein shall affect the right of the Administrative
Agent, any Lender, any holder of a Note or any Consolidated Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

Section 10.8.  Independent Nature of Lenders' Rights.
The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.9.  Counterparts.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.10.  Effectiveness; Survival.
(a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 11.1. or, in the case of the Lenders, shall have given to the Administrative Agent written (which may be delivered by facsimile) or telex notice (actually received) that the same has been signed and mailed to them.

(b) The obligations of Borrower under Sections 3.8.(b), 3.11., 3.13., 3.14., 3.17. and 10.4. hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

Section 10.11.  Severability.
In case any provision in or obligation under this Agreement or any other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12.  Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.13.  Change in Accounting Principles, Fiscal Year or Tax
Laws.
If (i) any preparation of the financial statements referred to in
Section 6.7. hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall Govern.

Section 10.14.  Headings Descriptive; Entire Agreement.
The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

Section 10.15.  Disclosure of Confidential Information.
The Administrative Agent and the Lenders agree to use their best efforts to hold in confidence and not disclose any confidential information (other than information (i) which was publicly known from a source other than the Borrower or a Subsidiary, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to them, other than through disclosure by the Borrower or a Subsidiary or by any other Person whom the Administrative Agent or such Lender has reason to believe disclosed such information in violation of or contrary to the confidentiality requirements or policies of the Borrower or a Subsidiary) delivered or made available by or on behalf of the Borrower or any Subsidiary to them (including without limitation any non-public information obtained pursuant to Section 6.5. or 7.7.) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Administrative Agent or any Lender from delivery of copies of any financial statements and other documents delivered to the Administrative Agent or such Lender, and disclosing any other information disclosed to the Administrative Agent or such Lender, by or on behalf of the Borrower or any Subsidiary in connection with or pursuant to this Agreement to (i) the Administrative Agent's or such Lender's directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to assign its Notes or Commitments or any part thereof (which person agrees to be bound by the provisions of this Section 10.15), (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Notes or Commitments (which Person agrees to be bound by the provisions of this Section 10.15), (v) any federal or state regulatory authority having jurisdiction over the Administrative Agent or such Lender, and (vi) any other person to which such delivery or disclosure may be necessary (a) to effect compliance with any law, rule, regulation or order applicable to the Administrative Agent or such Lender, (b) in response to any subpoena or other local process, (c) in connection with any litigation to which the Administrative Agent or such Lender is a party or (d) in order to protect such Lender's investment in its Notes.

Section 10.16.  Usury.
The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with the indebtedness described herein, Borrower, Administrative Agent, and Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the indebtedness described herein, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness described herein shall have been paid in full, refunded to the Borrower); and (ii) in the event that the maturity of the indebtedness described herein is accelerated as a result of any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the indebtedness described herein (or, if the indebtedness shall have been paid in full, refunded to the Borrower).

Section 10.17.  Time is of the Essence.
Time is of the essence is interpreting and performing this Agreement and all other Credit Documents.

Section 10.18.  Construction
 Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or its agents prepared the same, it being agreed that Borrower, Administrative Agent, and Lenders and their respective agents have participated in the preparation hereof.

            [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Nashville, Tennessee by their duly authorized officers as of the day and year first above written.

BORROWER

CBRL GROUP, INC.


By: /s/ Michael A. Woodhouse

Title: Senior VP/Finance and CFO

Address for notice:

P.O. Box 787
305 Hartman Drive
Lebanon, TN 37088-0787
(615) 443-9399 (fax)


[Signatures Continued on Next Page]

SUNTRUST BANK, NASHVILLE, N.A.,
as Administrative Agent


By: /s/Allen K. Oakley

Title: Managing Director

Address for notice:

201 Fourth Avenue North
Nashville, Tennessee 37219








[Signatures Continued on Next Page]

SUNTRUST BANK, NASHVILLE, N.A.,
As Lender


By: /s/Allen K. Oakley

Title: Managing Director

Address for notice:

201 Fourth Avenue North
Nashville, TN 37219

Payment Office:

201 Fourth Avenue North
Nashville, TN 37219


REVOLVING CREDIT COMMITMENT           $300,000,000.00
TERM LOAN COMMITMENT                   $50,000,000.00
APPLICABLE COMMITMENT PERCENTAGE                 100%

EXHIBIT A
FORM OF REVOLVING CREDIT NOTE
U.S. $_______________                 February ____, 1999
                                      Nashville, Tennessee

FOR VALUE RECEIVED, the undersigned CBRL GROUP, INC., a Tennessee corporation (herein called the "Borrower"), hereby promises to pay to the order of ______________________ a _________________________
(herein together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of _____________________ AND NO/100 UNITED STATES DOLLARS ($__________) and (ii) the outstanding principal amount of the Advances made by the Lender to the Borrower as Revolving Loans pursuant to the terms of the Credit Agreement, referred to below, on the Maturity Date (as defined in the Credit Agreement). The Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

The Lender shall record all Advances made pursuant to its Revolving Credit Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.3 of the Credit Agreement.

All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Administrative Agent specified in the Credit Agreement.

This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Credit Agreement dated as of February 16, 1999 among the Borrower, SunTrust Bank, Nashville, N.A., individually and as Administrative Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Credit Documents executed and delivered to the Lenders or the Administrative Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Borrower agrees to make payments of principal on the Advances outstanding hereunder as Revolving Loans on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

This Revolving Credit Note may be prepaid in whole or in part strictly in accordance with the terms and conditions of the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

THIS REVOLVING CREDIT NOTE HAS BEEN EXECUTED AND DELIVERED IN
TENNESSEE AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE
BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW
PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

The Borrower expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF
THIS REVOLVING CREDIT NOTE.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit
Note to be executed and delivered by its duly authorized officers as of the date first above written.

CBRL GROUP, INC.

By:

Title:
Revolving Credit Note (cont'd)
ADVANCES AND PAYMENTS OF PRINCIPAL

                                      Last Day of
       Amount             Amount of   Applicable
       Of      Interest   Principal   Interest     Notation
Date   Advance Rate       Prepaid     Period       Made By
-----  ------- --------   ---------   -----------  ---------
EXHIBIT B
TO CREDIT AGREEMENT
FORM OF TERM NOTE
$____________________                         February ___, 1999
                                              Nashville, Tennessee

FOR VALUE RECEIVED, CBRL GROUP, INC., a [Tennessee] corporation (the "Borrower") promises and agrees to pay to the order of ________________________ (herein together with any subsequent holder hereof, called the "Lender") for the account of the applicable Lending Office in lawful money of the United States of America, the principal sum of ______________________________
($___________________) on the Maturity Date, together with interest on the principal balance outstanding from time to time hereon computed as provided in the Credit Agreement, through the Maturity Date. Interest for each year shall be computed based upon a 360-day year for the actual number of days elapsed.

This Term Note is issued pursuant to, and is one of the Term Notes referred to in, the Credit Agreement dated as of February 16, 1999 among the Borrower, SunTrust Bank, Nashville, N.A., individually and as Administrative Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Credit Documents executed and delivered to the Lenders or the Administrative Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Interest shall accrue on all amounts outstanding under this Note at the Term Loan Rate in accordance with Section 3.3 of the Credit Agreement. Borrower promises to pay interest on the outstanding principal amount hereunder, at such interest rates, payable at such times, and computed in such manner, as in accordance with the terms of the Credit Agreement and the terms hereof.

The terms and conditions of any prepayment of this Note shall be governed by the Credit Agreement.

The Borrower agrees to make payments of principal on the Advance outstanding hereunder as Term Loans on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Term Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Term Note or the Credit Agreement.

THIS TERM NOTE HAS BEEN EXECUTED AND DELIVERED IN TENNESSEE AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

The Borrower expressly waives any presentment, demand, protest or notice in connection with this Term Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS TERM NOTE.

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed and delivered by its duly authorized officers as of the date first above written.

CBRL GROUP, INC.
By:______________________________________
Title:____________________________________

EXHIBIT C
FORM OF SWING LINE NOTE
U.S. $10,000,000                             February ____, 1999
                                             Nashville, Tennessee

FOR VALUE RECEIVED, the undersigned CBRL GROUP, INC., a Tennessee corporation (herein called the "Borrower"), hereby promises to pay to the order of ______________________ a _________________________
(herein together with any subsequent holder hereof, called the "Swing Line Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of TEN MILLION AND NO/100 UNITED STATES DOLLARS ($10,000,000) and (ii) the outstanding principal amount of the Advances made by the Lender to the Borrower as a Swing Line Loan pursuant to the terms of the Credit Agreement, referred to below, on the Maturity Date (as defined in the Credit Agreement). The Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

The Lender shall record all Advances made pursuant to its Swing Line Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

Any principal or, to the extent not prohibited by applicable law, interest due under this Swing Line Note that is not paid on the due date therefor, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.3 of the Credit Agreement.

All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Administrative Agent specified in the Credit Agreement.

This Swing Line Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Credit Agreement dated as of February 16, 1999 among the Borrower, SunTrust Bank, Nashville, N.A., individually and as Administrative Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Credit Documents executed and delivered to the Lenders or the Administrative Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Borrower agrees to make payments of principal on the Advances outstanding hereunder as a Swing Line Loan on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

This Swing Line Note may be prepaid in whole or in part strictly in accordance with the terms and conditions of the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Swing Line Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Swing Line Note or the Credit Agreement.

THIS SWING LINE NOTE HAS BEEN EXECUTED AND DELIVERED IN TENNESSEE AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

The Borrower expressly waives any presentment, demand, protest or notice in connection with this Swing Line Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS SWING
LINE NOTE.

IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be executed and delivered by its duly authorized officers as of the date first above written.

CBRL GROUP, INC.

By:

Name:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL


                                      Last Day of
       Amount             Amount of   Applicable
       Of      Interest   Principal   Interest     Notation
Date   Advance Rate       Prepaid     Period       Made By
-----  ------- --------   ---------   -----------  ---------

EXHIBIT D
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment
Agreement") is dated as of the _____ day of _____________________,
(the "Effective Date"), between
___________________________("Assignor")and_______________________
("Assignee"). The parties hereto agree as follows:

1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as amended, modified and/or restated from time to time, is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases, accepts and assumes from the Assignor, all interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the Applicable Commitment Percentage specified in Item 3 of Schedule 1 relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents (as such term is defined in the Credit Agreement) (herein, the "Loan Documents"). The aggregate Revolving Credit Commitment, Term Loan Commitment and Applicable Commitment Percentage purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3.EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the date set forth in the preamble. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Credit Agreement and related Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to its Revolving Credit Commitment, Term Loan Commitment and Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5. REPRESENTATIONS OF THE ASSIGNOR. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by or against the Assignor.

6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents,
(iii) represents that it is acquiring its interest in the Revolving Credit Commitment, Term Loan Commitment and Loans in connection therewith for its own account for investment purposes and not with a view to further distribution thereof, (iv) agrees that it shall require any proposed assignee to furnish similar representations to the Administrative Agent; (v) represents that it has total assets in excess of $1,000,000,000; (vi) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, (viii) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1; and
(ix) attaches two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, as applicable, or successor applicable form, as the case may be, certifying that Assignee is entitled to receive payments under the Credit Agreement, and the other Loan Documents without deduction or withholding of any United States federal income taxes, and of Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

7. ENTIRE AGREEMENT, ETC.. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof. The Administrative Agent and the Borrower are third-party beneficiaries of this Assignment Agreement.

8. GOVERNING LAW. This Assignment Agreement shall be governed by the laws of the State of Tennessee.

9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

ASSIGNEE:                                 ASSIGNOR:



By:_____________________                 By:_____________________

Title:__________________                 Title:__________________

SCHEDULE 1
to Assignment Agreement

1. Description and Date of Credit Agreement:
Credit Agreement dated as of February 16, 1999 by and among CBRL
Group, Inc., the Lenders party thereto, and SunTrust Bank,
Nashville, N.A., as Administrative Agent

2. Date of Assignment Agreement: ____________, 19____

3. Amounts (As of Date of Item 2 above):


 a.  Total Commitments (Loans) under Credit Agreement: $________

 b.   Assignee's Applicable Commitment Percentage purchased under
the Assignment Agreement                              ____________%

4. Assignee's Revolving Credit Commitment and Revolving Credit Loan Amount Purchased hereunder: $____________

5. Assignee's Term Loan Commitment and Term Loan
Amount Purchased                                      $____________

6. Effective Date: __________, 19_____

Accepted and Agreed:

ASSIGNEE:                               ASSIGNOR:

By: _______________________           By:______________________

Title:_____________________           Title:___________________



ATTACHMENT TO SCHEDULE 1
TO ASSIGNMENT AGREEMENT
Assignee Notice Information

Notice:                     Institution       ___________________
Address:                    Name:             ___________________
                                              ___________________
                                              ___________________


Payment Instructions:                         Wire payment to
                                              ____________________
                                              for the account of
                                              ____________________,
                                              Account No. _________
                                              ____________________

Lending Office:                               ____________________
                                              ____________________

Address of Administrative Agent   SunTrust Bank, Nashville, N.A.,
                                  Administrative Agent
                                  201 Fourth Avenue North
                                  Nashville, Tennessee 37219
                                  Attn:__________________________


Wiring Instructions from         Wire payment to _________________
Assignee to SunTrust Bank,       For the account of SunTrust
Nashville, N.A., Administrative  Bank, Nashville, N.A. account
Agent, Administrative Agent:     no. ________________________





ATTACHMENT 1
TO ASSIGNMENT AGREEMENT
NOTICE OF ASSIGNMENT

_______________________, 19______
To: CBRL Group, Inc.
________________________________
________________________________
________________________________
Attn:___________________________

and

SunTrust Bank, Nashville, N.A., Administrative Agent
201 Fourth Avenue, North
Nashville, Tennessee  37219
Attn: ______________________

From: ______________________________ (the "Assignor")
______________________________ (the "Assignee")

(1) We refer to that certain Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

(2) The Assignor and the Assignee have entered into an Assignment and Acceptance, dated as of __________, 19_____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the Applicable Commitment Percentage specified in Item 3 of Schedule 1 relating to the facilities listed in Item 3 of Schedule 1, including, without limitation, all of Assignor's interest in the Loans and Commitments related thereto (including without limitation the Revolving Credit Commitments and Term Loan Commitments).

(3) The Assignee, by signing below, represents to SunTrust Bank, Nashville, N.A., as Administrative Agent ("Administrative Agent") and to the Borrower that Assignee is an "Eligible Assignee" as such term is defined in the Credit Agreement, that the Assignment complies with all provisions of Section 10.6. of the Credit Agreement, and that Assignee is a commercial bank organized under the laws of the United States and has total assets in excess of $1,000,000,000.

(4) Assignee represents to Administrative Agent and Borrower that Assignee is acquiring its interest in the Revolving Credit Commitment, Term Loan Commitments and Loans in connection therewith for its own account for investment purposes and not with a view to further distribution thereof, and agrees that it shall require any proposed assignee to furnish similar representations to the Administrative Agent and the Borrower. By executing this Notice below, Assignee agrees that it shall be deemed to make all representations of a Lender contained in, and shall be bound by all duties and obligations of a Lender contained in the Credit Agreement.

(5) The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 2 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

(6) If Revolving Credit Notes and Term Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Revolving Credit Notes or Term Notes or, as appropriate, replacement notes, to the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Revolving Credit Notes received by it from the Borrower upon its receipt of new Revolving Credit Notes and Term Notes in the appropriate amount.

(7) The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the Attachment to Schedule 1.

(8) Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee.

ASSIGNOR:                            ASSIGNEE:

__________________________           ___________________________

By: ______________________           By:________________________

Title:____________________           Title:_____________________

ACKNOWLEDGED BY AND                        ACKNOWLEDGED BY AND

CONSENTED TO                               CONSENTED TO

SUNTRUST BANK, NASHVILLE, N.A.,            CBRL GROUP, INC.
ADMINISTRATIVE AGENT

By: __________________________             By:____________________

Title:________________________             Title:_________________
EXHIBIT E
TO CREDIT AGREEMENT
NOTICE OF BORROWING

Via fax (615)
Attn:
SunTrust Bank, Nashville, N.A., Administrative Agent
201 Fourth Avenue North
Nashville, Tennessee 37219

Date: ________________, __________

Re: Credit Agreement dated February 16, 1999 by and among CBRL
GROUP, INC. (the "Borrower"), the Lenders listed therein, and
SunTrust Bank, Nashville, N.A., as Administrative Agent (as may be amended from time to time, the "Credit Agreement")

This Notice of Borrowing is made by the Borrower pursuant to
Section 3.1.(a)(i) of the Credit Agreement. Capitalized terms not otherwise defined in this Notice of Borrowing have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrower to submit this Notice of Borrowing to the Administrative Agent pursuant to the Credit Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 3.1.(a)(i) of the Credit Agreement, a Borrowing under the Revolving Loans (the "Proposed Borrowing"), and (iii) the amount of the Proposed Borrowing is available to the Borrower pursuant to the Credit Agreement. The information below is true and correct as of the date of this Notice of Borrowing and relates to the Revolving Loans described in the Credit Agreement and the Proposed Borrowing:

1. Current principal amount outstanding under the Revolving Loans:

$__________________

2. Available Amount [$300,000,000 minus (1) ]:

$________________

3. Amount of Proposed Borrowing: _____________________

4. Date of Proposed Borrowing:

5. Will the Proposed Borrowing be a Base Rate Advance?

   _______________________
6.  Will the Proposed Borrowing be a Eurodollar Advance?

7. If Proposed Borrowing is a Eurodollar Advance, the applicable interest period is __________ month/months with a maturity date of
___________.

Any Notices of Borrowing for Eurodollar Advances must be given three (3) Business Days prior to the Proposed Borrowing. All
Notices of Borrowing received after 11:00 A.M. shall be deemed received on the next Business Day.

8. (a) Deposit proceeds of borrowing into the Borrower's account maintained with agent: ____________
(check if applicable)

OR

(b) Wire transfer proceeds of borrowing according to the following instructions:

ABA No. _____________________________
Account No. _________________________
Name of Bank: _______________________
Customer Reference:__________________
Other Information:___________________
_____________________________________

In connection with the Proposed Borrowing, the undersigned represents on the date hereof and on the date of the Proposed Borrowing (a) it has not obtained knowledge that there exists any Default or Event of Default and (b) all representations and warranties by the Borrower contained in the Credit Agreement are true and correct in all material respects.

Very truly yours,

CBRL GROUP, INC.


By:_____________________________
Title:__________________________


EXHIBIT F
TO CREDIT AGREEMENT
NOTICE OF SWING LINE LOAN


Via fax (615)
Attn: _______________
SunTrust Bank, Nashville, N.A., Administrative Agent
201 Fourth Avenue North
Nashville, Tennessee 37230-5110

 Date: ____________, _________

Re: Credit Agreement dated February 16, 1999 by and among CBRL GROUP, INC. (the "Borrower"), the Lenders listed therein, and SunTrust Bank, Nashville, N.A., as Administrative Agent (as may be amended from time to time, the "Credit Agreement")
This Notice of Swing Line Loan is made by the Borrower pursuant to
Section 3.1.(a)(i)(ii) of the Credit Agreement. Capitalized terms not otherwise defined in this Notice of Swing Line Loan have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrower to submit this Notice of Swing Line Loan to the Administrative Agent pursuant to the Credit Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 3.1.(a)(ii) of the Credit Agreement, a Swing Line Loan (the "Proposed Swing Line Loan"), and (iii) the amount of the Proposed Swing Line Loan is available to the Borrower pursuant to the Credit Agreement. The information below is true and correct as of the date of this Notice of Swing Line Loan and relates to the Swing Line Loan described in the Credit Agreement and the Proposed Swing Line Loan:

1.  Current principal amount outstanding under the Swing Line
Loans:
$_______________
2. Available Amount [$10,000,000 minus (1)]: $________________
3. Amount of proposed Swing Line Loan: __________________
4. Date of proposed Swing Line Loan:__________________

Any Swing Line Loan Notice for Swing Line Rate Advances must be by 11:00 A.M. on a Business Day. Notices received after 11:00 A.M.
shall be deemed received on the next Business Day.

8. (a)Deposit proceeds of Swing Line Loan into the borrower's account maintained with agent:

(check if applicable)
OR
(b) Wire transfer proceeds of Swing Line Loan according to the following instructions:

ABA No. _____________________________________
Account No.__________________________________
Name of Bank:________________________________
Customer Reference:__________________________
Other Information:____________________________
_____________________________________________

In connection with the Proposed Swing Line Loan, the undersigned represents on the date hereof and on the date of the Proposed Swing Line Loan (a) it has not obtained knowledge that there exists any Default or Event of Default and (b) all representations and warranties by the Borrower contained in the Credit Agreement are true and correct in all material respects.

Very truly yours,

CBRL GROUP, INC.

By:___________________________
Title:_________________________


EXHIBIT G
CLOSING CERTIFICATE
The undersigned, being the ______________________of CBRL GROUP, INC., a Tennessee corporation (the "Borrower"), hereby gives this certificate to induce SUNTRUST BANK, NASHVILLE, N.A., as administrative agent for itself and the other Lenders (in such capacity, the "Administrative Agent") and each of the other Lenders, to consummate certain financial accommodations with the Borrower pursuant to the terms of the Credit Agreement dated as of even date herewith (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the same meanings assigned to them in the Credit Agreement.
The undersigned hereby certifies to the Administrative Agent and the Lenders that:

1. In his/her aforesaid capacity as the ______________________ of the Borrower, [he/she] has knowledge of the business and financial affairs of the Borrower sufficient to issue this certificate and is authorized and empowered to issue this certificate for and on behalf of the Borrower.

2. All representations and warranties contained in the Credit
Agreement are true and correct in all material respects on and as of the date hereof.

3. After giving effect to the Loans to be made to the Borrower pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing.

4. Since the date of the audited financial statements of the Consolidated Companies described in Section 5.14. of the Credit
Agreement, there has been no change which has had or is reasonably likely to have a Material Adverse Effect.

5. Except as may be described on Schedule 5.5. of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of any of the Consolidated Companies, threatened (i) which is reasonably likely to have a Material Adverse Effect, or
(ii) seeking to prohibit or restrict one or more Consolidated Companies' ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies.

6. The Advances to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Advances and use of proceeds thereof will not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to the Borrower or any of the Consolidated Companies.

7. The conditions precedent set forth in Sections 4.1. and 4.2. of the Credit Agreement have been or will be satisfied (or have been pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loans under the Credit
Agreement on the date hereof.

8. The execution, delivery and performance by any of the Consolidated Companies of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

9. The Borrower has the corporate power and authority to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforceability against any Borrower, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.
IN WITNESS WHEREOF, the undersigned has executed this certificate in his/her aforesaid capacity as of this ____ day of February, 1999.

CBRL GROUP, INC.


By:________________

Title:______________


EXHIBIT I
[FORM OF] COMPLIANCE CERTIFICATE
[Date]

SunTrust Bank, Nashville, N.A., Administrative Agent
201 Fourth Avenue North
Nashville, Tennessee 37219

Ladies and Gentlemen:
The undersigned, CBRL GROUP, INC. (the "Borrower"), refers to the Credit Agreement dated as of February 16, 1999 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, and SunTrust Bank, Nashville, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning's assigned to such terms in the Credit Agreement.

Pursuant to Section 6.7.(c) of the Credit Agreement, the Borrower hereby certifies that the computations set forth in the Attachment to Compliance Certificate attached hereto are true and accurate computations of the ratios and other items required to be so computed pursuant to the Credit Agreement.

The Borrower further certifies that (i) the Borrower is in compliance with such covenants, (ii) that no Default or Event of Default has occurred and is continuing, (iii) the representations and warranties set forth in Article 5 of the Credit Agreement are true and correct in all Material respects as of the date hereof and
(iv) no change has occurred in the financial condition of the Borrower and the Consolidated Companies, taken as a whole, since the Closing Date which has had or is reasonably likely to have a Materially Adverse Effect.

CBRL GROUP, INC.


By:______________________

Title:____________________

ATTACHMENT TO COMPLIANCE CERTIFICATE
This Attachment to Compliance Certificate is made with respect to the Borrower's quarterly accounting period ended ______________.

All capitalized terms used herein and not defined herein have the respective meanings specified in the Credit Agreement.

The undersigned, being a Financial Officer of the Borrower, hereby certifies to the Administrative Agent and the Lenders that set forth below are the computations necessary to determine that the Borrower and the Consolidated Companies are in compliance with
Section 7.1. of the Credit Agreement:

S. Section 7.1.(i)/Leverage Ratio. The following amounts shall be determined as of the end of the Borrower's most recently concluded fiscal quarter and including the immediately three (3) preceding fiscal quarters:

1.  Total Funded Debt
(see item 6 under subsection B below)        $_______________


2.  Total Capitalization                     $_______________

3.  Leverage Coverage Ratio
(item (1) divided by item (2))               $_______________

4.  Maximum Leverage Ratio pursuant to
Section 7.1.(i) .40 to 1.0                   $_______________

T. Section 7.1.(ii) Total Funded Debt to Consolidated EBITDA. The following amounts shall be determined as of the end of the Borrower's fiscal quarter and including the immediately three (3) preceeding fiscal quarters:

1.  Indebtedness for Borrowed Money of
Consolidated Companies                       $________________

2.  Capital Lease Obligations of
Consolidated Companies                       $________________

3.  Present value of all minimum lease
commitments to make payments with respect
to operating leases of the Consolidated
Companies                                    $_________________

4.  Guarantees of the Consolidated Companies $_________________

5.  Redemption Amount with respect to any
redeemable preferred stock of any Consolidated
Company required to be redeemed within
the next 12 months                           $___________________

6.  Total Funded Debt(sum of items (1)
through (5))                                 $____________________

7.  Consolidated Net Income (Loss)           $____________________

8.  Consolidated Income Taxes                $____________________

9.  Consolidated Interest Expenses           $_____________________

10. Consolidated Depreciation and Amortization $___________________

11. Consolidated EBITDA
(items 7 through 10)                         $___________________

12. Total Funded Debt to Consolidated
EBITDA Ratio (item (6) divided by item (11)) $___________________

13.  Maximum Ratio of Total Funded Debt to
Consolidated EBITDA 2.0 to 1.0 required
pursuant to Section 7.1.(ii)                 $____________________

U. Section 7.1(iii) Interest Coverage Ratio. The following amount shall be determined as of the end of the Borrower's most recently concluded fiscal quarter and including the immediately three (3) preceding fiscal quarters:

1.  Consolidated EBIT
(Section B above item 7 plus items 8 and 9) $__________________

2.  Consolidated Interest Expense           $__________________

3. Minimum Consolidated EBIT to Consolidated
Interest Expense Ratio required pursuant to
Section 7.1.(iii) 3.0 to 1.0                $___________________

IN WITNESS WHEREOF, this Attachment to Compliance Certificate is duly executed and delivered this ______ day of ____________, ____.

CBRL GROUP, INC.


By:________________________

Title:_____________________*

*Must be a Financial Officer

EXHIBIT J

FORM OF SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the day of February, 1999 by _____________________ (the "Guarantor") in
favor of the Administrative Agent, for the ratable benefit of the Lenders, under the Credit Agreement referred to below;

WITNESSETH:

WHEREAS, CBRL Group, Inc., a Tennessee corporation (the "Borrower"), the lenders listed therein (the "Lenders"), and SunTrust Bank, Nashville, N.A. as Administrative Agent (the "Administrative Agent"), have entered into that certain Credit Agreement dated as of February 16, 1999 (as the same may have been or may hereafter be amended or supplemented from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

WHEREAS, it is a requirement of Section 6.10. of the Credit Agreement that each Subsidiary Guarantor shall execute and deliver this Guaranty whereby each Subsidiary Guarantor shall guarantee the payment when due of principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Credit Documents; and

WHEREAS, in consideration of the financial and other support that the Borrower provided, and such financial and other support as the Borrower may in the future provide, to the Guarantor, the Guarantor is willing to guarantee the obligations of the principal under the Credit Agreement, the Notes, and the other Credit Documents.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 11. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein the respective meanings provided for therein.

SECTION 12. Representations and Warranties. Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing under the Credit Agreement) that:

(a) It (i) is a corporation duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Materially Adverse Effect.

(b) It has all necessary power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary organizational action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(c) Neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, organizational documents or any material applicable law or regulation or any order, writ, injunction or decree of any court or governmental authority or agency, or any material Contractual Obligation to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such material Contractual Obligation, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such material Contractual Obligation.

SECTION 13. Covenants. Guarantor covenants that so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, that, if necessary, will enable the Borrower to fully comply with those covenants and agreements set forth in the Credit Agreement (including, without limitation, Articles 6 and 7 thereof).

SECTION 14. The Guaranty. Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each
Note issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement and the other Credit Documents including, without limitation, the Obligations (all of the foregoing, including without limitation, interest accruing or what would have accrued after the filing of a petition in bankruptcy or other insolvency proceeding, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Notes or the relevant Credit Document, as the case may be. Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, any other Subsidiary Guarantor, any security for the Guaranteed Obligations, or against any other Person that may have liability on all or any portion of the Guaranteed Obligations. The Guarantor's obligations under this Guaranty and the obligations of any other Subsidiary Guarantor under a Subsidiary Guaranty, are joint and several.

SECTION 15. Guaranty Unconditional. The obligations of Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit
Agreement, any Note, or any other Credit Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

(ii) any modification or amendment of or supplement to the Credit
Agreement, any Note, or any other Credit Document;

(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note, any Credit Document, or any obligations of any other guarantor of any of the Obligations;

(iv) any change in the existence, structures or ownership of the Borrower or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Obligations;

(v) the existence of any claim, setoff, or other rights which any Subsidiary Guarantor may have at any time against the Borrower, any other guarantor of any of the Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Credit Document; or

(vii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Obligations, the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable, discharge of any Guarantor's obligations hereunder.

SECTION 16. Discharge Only Upon Payment In Full, Reinstatement In Certain Circumstances. Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 17. Waiver of Notice. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Obligations, or any other Person.

SECTION 18. Judgment Currency.

(a) Guarantor shall pay all amounts due hereunder in U.S. Dollars, and such obligations hereunder to make payments in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, except to the extent that such tender or recovery results in the effective receipt by the Lenders and the Administrative Agent of the full amount of U.S. Dollars expressed to be payable under this Guaranty or the Credit Agreement. If for the purpose of obtaining or enforcing against Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in U.S. Dollars, the conversion shall be made, and the currency equivalent determined, in each case, as on the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

(b) If there is a change in the rate of exchange between the Judgment Currency Conversion Date and the date of actual payment of the amounts due, the Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to insure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of U.S. Dollars.

(d) The currency equivalent of U.S. Dollars shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the Administrative Agent at approximately 11:00 a.m. (Nashville, Tennessee time) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) Business Days prior to such determination.

SECTION 19. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Note or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Credit Document shall nonetheless be payable by Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

SECTION 20. Postponement of Subrogation. Guarantor subordinates and agrees not to exercise any rights against Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full. If any amount shall be paid to Guarantor on account of such subrogation or contribution rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lenders and shall forthwith be paid to Lenders to be credited and applied to the Guaranteed Obligations, in accordance with the terms of the Credit Agreement.

SECTION 21. Savings Clause. (a) It is the intent that Guarantor's maximum obligations hereunder shall be, but not in excess of:

(i) in a case or proceeding commenced by or against Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of Guarantor to Lenders) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) In a case or proceeding commenced by or against Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations to be avoidable or unenforceable against Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations to be avoidable or unenforceable against Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of Guarantor to Lenders) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

(b) To the end set forth in Section 11(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions, if Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render Guarantor insolvent, or leave Guarantor with an unreasonably small capital to conduct its business, or cause Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by Guarantor, the maximum Guaranteed Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of Guarantor to Lenders), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 11(b) is intended solely to preserve the rights of Lenders hereunder to the maximum extent that would not cause the Guaranteed Obligations of Guarantor to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section 11 as against Lenders that would not otherwise be available to such person under the Avoidance Provisions.

SECTION 22. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Section
10.1. of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such in each case given or addressed as aforesaid.

SECTION 23. No Waivers. No failure or delay by the Administrative Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Credit Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 24. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Credit Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns.

SECTION 25. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Guarantor and the Administrative Agent with the consent of the Required Lenders.

SECTION 26. GOVERNING LAW; SUBMISSION TO JURISDICTION WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE AND OF ANY TENNESSEE STATE COURT SITTING IN NASHVILLE, TENNESSEE AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER CREDIT DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. GUARANTOR, AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 27. Taxes, etc. All payments required to be made by Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if Guarantor is required by law to make such deduction or withholding, such Guarantor shall forthwith pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed by its authorized officers as of the day and year first above written.

GUARANTOR:

By:_____________________

Title:__________________

ADDRESS FOR NOTICES:

Telecopier No.:_________________

ACCEPTED BY:

SUNTRUST BANK, NASHVILLE, N.A.,
ADMINISTRATIVE AGENT for Lenders

By:_________________________

Title:______________________


EXHIBIT K
CONTINUATION/CONVERSION NOTICE

Via fax __________________
Attn:_____________________
SunTrust Bank, Nashville, N.A., as Administrative Agent
201 Fourth Avenue North
Nashville, Tennessee 37219

Date:_______________, ________

Re: Credit Agreement dated February 16, 1999 by and among CBRL GROUP, INC. (the "Borrower"), the Lenders recited therein, and SunTrust
Bank, Nashville, N.A., as Administrative Agent (as may be amended from time to time, the "Credit Agreement")

Capitalized terms not otherwise defined in this Continuation/Conversion Notice have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrower to submit Continuation/Conversion Notices to the Administrative Agent pursuant to the Credit Agreement and (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 3.1.(b) of the Credit Agreement, the continuation or conversion of a Borrowing under the Credit Agreement (the "Continued/Converted Borrowing").

1. IDENTIFICATION OF EXISTING LOAN TO BE CONTINUED/CONVERTED:

                                   Amount

Base Rate Advance                  $________________________
Eurodollar Advance - expiring      $________________________

Continuation/Conversion Requests to convert all or a portion of an outstanding Borrowing consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, must be given at lease three (3) Business Days prior to the proposed Continuation/Conversion. All Continuation/Conversion Notices received after 11:00 A.M. shall be deemed received on the next Business Day.

2. DATE A CONTINUED/CONVERTED ADVANCE IS TO
BECOME EFFECTIVE:                     ________________________

3.  (a)  INTEREST PERIOD for EURODOLLAR
ADVANCE CONTINUED/CONVERTED BORROWING (indicate one):

____ one (1) month period
____ two (2) month period
____ three (3) month period
____ six (6) month period

(b) MATURITY DATE:_________________

In connection with the Continued/Converted Borrowing the undersigned represents on the date hereof and on the date of the Continued/Converted Borrowing (a) there exist no Default or Event of Default and (b) all representations and warranties by the Borrower contained in the Credit Agreement are true and correct in all material respects.

Very truly yours,

BORROWER:

CBRL GROUP, INC.


By:___________________

Title:________________